                            STOCK PURCHASE AGREEMENT


                                     among:


                             METRON TECHNOLOGY N.V.,
           a corporation organized under the laws of the Netherlands;


                                       and


      CHER LEW HIONG JAMES, CHIA CHIAP HENG BASIL, CHER LEW KWANG FRANCIS,
                      AND ELITE STAR ENTERPRISES PTE. LTD.,
                a company organized under the laws of Singapore,
         being all of the shareholders of Intec Technology (S) Pte. Ltd.

                                -----------------

                          Dated as of November 17, 2000

                               ------------------

                                TABLE OF CONTENTS
                                                                                                          PAGE

SECTION 1.   SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS...............................................1

      1.1    Sale and Purchase of Shares.....................................................................1

      1.2    Consideration...................................................................................1

      1.3    Closing.........................................................................................2

      1.4    Escrow Arrangements.............................................................................4

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS......................................5

      2.1    Due Organization; No Subsidiaries; Etc..........................................................5

      2.2    Charter Documents; Records......................................................................5

      2.3    Capitalization, Etc.............................................................................6

      2.4    Authorization...................................................................................6

      2.5    Financial Statements............................................................................6

      2.6    Absence of Changes..............................................................................7

      2.7    Assets..........................................................................................7

      2.8    Bank Accounts...................................................................................7

      2.9    Receivables; Major Customers....................................................................7

     2.10    Inventory.......................................................................................8

     2.11    Real Property...................................................................................8

     2.12    Proprietary Assets..............................................................................8

     2.13    Contracts.......................................................................................9

     2.14    Liabilities.....................................................................................9

     2.15    Compliance With Legal Requirements.............................................................10

     2.16    Governmental Authorizations....................................................................10

     2.17    Employee and Labor Matters.....................................................................10

     2.18    Benefit Plans..................................................................................11

     2.19    Tax Matters....................................................................................11

     2.20    Environmental Matters..........................................................................12

     2.21    Sale of Products; Performance of Services......................................................12

     2.22    Insurance......................................................................................13

     2.23    Related Party Transactions.....................................................................13

     2.24    Proceedings; Orders............................................................................13

     2.25    Authority; Binding Nature of Agreements........................................................14





                               TABLE OF CONTENTS
                                  (CONTINUED)

     2.26    Non-Contravention; Consents....................................................................14

     2.27    Brokers........................................................................................14

     2.28    Representations and Warranties Concerning the Selling Stockholders.............................14

     2.29    Regulation S Investor Representations..........................................................15

     2.30    Buy-out of Minority Shareholders of ECS Industries Sdn. Bhd....................................16

     2.31    Full Disclosure................................................................................16

     2.32    Pooling of Interests...........................................................................16

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................16

     3.1     Authorization..................................................................................16

     3.2     Authority; Binding Nature of Agreement.........................................................16

     3.3     Brokers........................................................................................17

     3.4     Consideration Shares...........................................................................17

     3.5     Pooling of Interests...........................................................................17

     3.6     Non-Contravention; Consents....................................................................17

SECTION 4.   POST-CLOSING COVENANTS OF SELLING STOCKHOLDERS.................................................18

     4.1     Delivery of Documents..........................................................................18

     4.2     Transfer Restrictions..........................................................................18

SECTION 5.   POST-CLOSING COVENANTS OF PURCHASER............................................................19

     5.1     Governmental Filings...........................................................................19

     5.2     Registration of Consideration Shares...........................................................19

SECTION 6.   [RESERVED].....................................................................................22

SECTION 7.   [RESERVED].....................................................................................23

SECTION 8.   [RESERVED].....................................................................................23

SECTION 9.   [RESERVED].....................................................................................23

SECTION 10.  INDEMNIFICATION, ETC...........................................................................23

     10.1    Survival of Representations and Covenants......................................................23

     10.2    Indemnification by Selling Stockholders........................................................23

     10.3    Threshold and Maximum Amount of Indemnification and Payment Obligation.........................24

     10.4    Right to Require Cure of Breach................................................................25

     10.5    No Contribution................................................................................25


                                      ii.




                               TABLE OF CONTENTS
                                  (CONTINUED)


     10.6    Interest.......................................................................................25

     10.7    Setoff.........................................................................................25

     10.8    Remedies.......................................................................................25

     10.9    Defense of Third Party Claims..................................................................25

    10.10    Exercise of Remedies by Indemnitees Other Than Purchaser.......................................26

    10.11    Claims Against Escrowed Shares.................................................................26

    10.12    Release of Escrowed Shares.....................................................................27

SECTION 11.  MISCELLANEOUS PROVISIONS.......................................................................27

    11.1     Joint and Several Liability....................................................................27

    11.2     Further Assurances.............................................................................27

    11.3     Fees and Expenses..............................................................................27

    11.4     Attorneys' Fees................................................................................27

    11.5     Notices........................................................................................27

    11.6     Publicity......................................................................................29

    11.7     Time of the Essence............................................................................29

    11.8     Headings.......................................................................................29

    11.9     Counterparts...................................................................................29

    11.10    Governing Law..................................................................................29

    11.11    Consultation and Arbitration...................................................................29

    11.12    Successors and Assigns.........................................................................30

    11.13    Remedies Cumulative; Specific Performance......................................................30

    11.14    Waiver.........................................................................................31

    11.15    Amendments.....................................................................................31

    11.16    Severability...................................................................................31

    11.17    Entire Agreement...............................................................................31

    11.18    Payment........................................................................................31

    11.19    Construction...................................................................................31

    11.17    Entire Agreement...............................................................................32

    11.18    Payment........................................................................................32

    11.19    Construction...................................................................................32


                                      iii.


                               TABLE OF CONTENTS
                                  (CONTINUED)


Exhibit A:   Certain Definitions
Exhibit B:   Allocation of Consideration
Exhibit C:   General Release
Exhibit D:   Escrow Agreement
Exhibit E:   Employment Agreement
Exhibit F:   Noncompetition Agreement


                                      iv.

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT Is entered into as of November 17, 2000, by and among Metron Technology N.V., a Dutch corporation ("MTNV" or the "PURCHASER"), and the following parties (collectively, the "SELLING STOCKHOLDERS"): Cher Lew Hiong James, an individual; Chia Chiap Heng Basil, an individual; Cher Lew Kwang Francis, an individual; and Elite Star Enterprises Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore ("ELITE"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

     A. The Selling Stockholders own 500,000 ordinary shares of One Singapore Dollar (S$1.00) (the "Shares") each in the capital of Intec Technology (S) Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore ("INTEC"), which constitute one hundred percent (100%) of the issued and outstanding capital of Intec.

     B. The Selling Stockholders wish to sell the Shares to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

     The Purchaser and the Selling Stockholders, intending to be legally bound, agree as follows:

SECTION 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

     1.1 SALE AND PURCHASE OF SHARES. AT the Closing, the Selling Stockholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Stockholders, on the terms and subject to the conditions set forth in this Agreement. Each of the Selling Stockholders hereby waives all rights of pre-emption over the Shares to be purchased by the Purchaser conferred by the Articles of Association of Intec or in any other way.

     1.2  CONSIDERATION.

          (a) CONSIDERATION. The aggregate consideration payable by the Purchaser to the Selling Stockholders for the sale of the Shares shall be 475,000 fully-paid shares of the common stock of MTNV (the "CONSIDERATION SHARES").

          (b) PAYMENT. At the Closing, the Purchaser shall deliver to the Selling Stockholders certificates representing an aggregate of ninety-two percent (92%) of the Consideration Shares (with adjustments for rounding of partial shares).

          (c) INDEMNIFICATION HOLDBACK. At the Closing, the Purchaser shall deposit in escrow with Allen & Gledhill (the "ESCROW AGENT") certificates constituting an aggregate of eight percent (8%) of the Consideration Shares (with adjustments for rounding of partial shares) (the "ESCROWED SHARES") pursuant to the provisions of SECTION 1.4. The Escrow Agent shall release the Escrowed Shares only in accordance with the terms of an escrow agreement to be executed and delivered at the Closing as set forth in SECTION 1.3 (the "ESCROW AGREEMENT").

          (d) ALLOCATION OF CONSIDERATION. The Consideration Shares will be allocated among the Selling Stockholders in proportion to their ownership of the Shares, as set forth in EXHIBIT B.


                                       1.

     1.3  CLOSING.

          (a) The closing of the sale of the Shares to the Purchaser (the "CLOSING") shall take place at the offices of Allen & Gledhill at 9:00 a.m. (Singapore time) on November 17, 2000, or at such other place or time as the parties may jointly designate. "CLOSING DATE" shall mean the date of the Closing.

          (b)  At the Closing:

               (i) the Selling Stockholders shall deliver to the Purchaser the share certificates representing the Shares, together with executed share transfers and the Stamp Duty Documents and a duly certified copy of a board resolution of Elite and a resolution of the shareholders of Elite approving the entry into this Agreement and the other Transactional Agreements to which it is a party, and the transactions contemplated herein and therein respectively;

               (ii) the Purchaser shall deliver ninety-two percent (92%) of the Consideration Shares to the Selling Stockholders as contemplated by SECTION 1.2(b), and shall deposit the Escrowed Shares with the Escrow Agent pursuant to the Escrow Agreement contemplated by SECTION 1.2(c).

               (iii) the Selling Stockholders shall deliver to the Purchaser the resignations of Tay Siong Suanh, Cher Lew Hiong James, Chia Chiap Heng Basil and Cher Lew Kwang Francis from their positions as directors and/or officers of Intec, with confirmation by them that they have no claim against the Company for compensation for loss of office or otherwise howsoever;

               (iv) the Selling Stockholders shall deliver to the Purchaser the resignation of Au Yeong Kok Chee as secretary of Intec, with confirmation by him that he has no claim against the Company for compensation for loss of office or otherwise howsoever;

               (v) the Selling Stockholders shall deliver to the Purchaser the resignation of Lo Hock Ling & Co. as auditors of Intec, with confirmation by them that they have no claim against the Company for compensation for loss of office or otherwise howsoever;

               (vi) the Selling Stockholders shall procure the passing of Board resolutions of Intec (in terms approved by the Purchaser prior to Closing):

                    (1) approving the registration of the share transfers referred to in SECTION 1.3(b)(i);

                    (2) accepting the resignations referred to in SECTION 1.3(b)(iii) AND (iv) and appointing such persons as the Purchaser may nominate as directors, officers and the secretary of Intec;

                    (3) approving the Transactional Agreements to which it is a party, and the transactions contemplated therein respectively; and

                    (4) approving or ratifying the acquisition of all the issued shares in the capital of ECS Industries Sdn. Bhd. not already held by Intec for an aggregate consideration not exceeding Malaysian Ringgit One Hundred Fifty-One Thousand Eight Hundred (RM151,800).

                    and shall deliver to the Purchaser duly certified copies of such Board resolutions;


                                       2.

               (vii) the Selling Stockholders shall procure the passing of resolutions in general meeting of Intec (in terms approved by the Purchaser prior to Closing) accepting the resignations referred to in SECTION 1.3(b)(iv) appointing such person as the Purchaser may nominate as auditors of Intec, and shall deliver to the Purchaser duly certified copies of such resolutions;

               (viii) the Selling Stockholders shall deliver to the Purchaser the Certificate of Incorporation, Memorandum and Articles of Association, common seal and statutory books of Intec (duly written and up-to-date);

               (ix) the Selling Stockholders shall execute and deliver to the Purchaser and Intec a General Release in the form of EXHIBIT C;

               (x) the Selling Stockholders shall deliver evidence, in form and substance satisfactory to Purchaser, of the payments and satisfaction in full of all obligations of the Companies and the Selling Stockholders under the Credit Facilities Agreement dated August 25, 1997 between Intec and the Industrial & Commercial Bank Limited ("ICB FACILITY"), and the Banking Facilities Agreement dated September 21, 1998 between Intec and RHB Bank Berhad ("RHB FACILITY") and the termination of such Agreements;

               (xi) the Selling Stockholders shall deliver evidence, in form an substance satisfactory to the Purchaser, of the complete release and discharge of all guarantees, liens and charges (including, without limitation, the Memorandum of Charge Over Deposit dated September 22, 1997 in favor of RHB) with respect to the facilities described in SECTION 1.3(b)(x) hereof;

               (xii) the Selling Stockholders shall deliver evidence, in form and substance satisfactory to Purchaser, of the acquisition of all of the issue shares in the capital of ECS Industries Sdn. Bhd. not already held by Intec for an aggregate consideration not exceeding Malaysian Ringgit One Hundred Fifty-One Thousand Eight Hundred (RM151,800);

               (xiii) each of the parties hereto shall execute and deliver to each other party the Escrow Agreement in the form of EXHIBIT D, duly executed by the Escrow Agent and each Selling Stockholder shall deliver three original stock transfer powers executed in blank to be delivered to the Escrow Agent in connection with the Escrowed Shares;

               (xiv) each of the Selling Stockholders (other than Elite) shall deliver to the Purchaser an Employment Agreement in the form of EXHIBIT E, and the Purchaser shall deliver the same to the Selling Stockholders (other than Elite), signed by each other party thereto;

               (xv) each of the Selling Stockholders shall deliver to the Purchaser a Noncompetition Agreement in the form of EXHIBIT F, and the Purchaser shall deliver the same to the Selling Stockholders, signed by each other party;

               (xvi) the Purchaser shall deliver to the Selling Stockholders a certified copy of the resolution of the Supervisory Board of the Purchaser approving the entering into of this Agreement and the transactions contemplated hereby, including issuance of the Consideration Shares; and

               (xvii) the Purchaser shall deliver to the Selling Stockholders, and the Selling Stockholders shall deliver the same to the Purchaser, signed by each other party thereto, a side letter with respect to the representations and warranties contained in Section 3.2(b) hereto.


                                       3.

1.4  ESCROW ARRANGEMENTS.

     (a) The Escrowed Shares, and all proceeds from any sale, exchange, conversion, reclassification or cancellation thereof (as further provided in SECTION 1.4(b)(iv) hereof), shall be held in escrow by the Escrow Agent in accordance with the Escrow Agreement in order to secure the indemnification obligations of the Selling Stockholders under this Agreement. The fees of the Escrow Agent shall be borne by Purchaser.

     (b) As further provided in SECTION 10 hereof, the following provisions shall apply with respect to the Escrowed Shares held in escrow:

          (i) Except as set forth in SECTION 1.4(e) hereof, the Selling Stockholders shall be deemed to be the record and beneficial holders of the Escrowed Shares for all purposes and, except as hereinafter provided, shall have the right to exercise all rights and privileges as a holder of common stock of MTNV, including, without limitation, the right to exercise all voting rights with respect to such shares and the right to receive all cash and non-cash dividends and other distributions thereon.

          (ii) Notwithstanding the foregoing, until released from escrow, all cash and non-cash dividends or other distributions paid or payable on or with respect to the Escrowed Shares shall become part of the escrow deposit and shall be held by the Escrow Agent pursuant to SECTION 10 hereof.

          (iii) Until the Escrowed Shares are released from escrow to the Selling Stockholders, the Selling Stockholders shall not have the right, directly or indirectly, to sell (except as set forth in SECTION 1.4(e) hereof), assign, pledge, encumber, hypothecate or otherwise dispose of any such shares or any interest therein.

          (iv) If, at any time prior to the release of the Escrowed Shares from escrow, there shall be a merger or consolidation of MTNV with or into another entity and the then-issued and outstanding MTNV Common Stock is cancelled or exchanged in connection therewith, then the proceeds thereof (whether in the form of cash, securities or other property or assets) which a holder of the Escrowed Shares is entitled to receive, shall be delivered to and held in escrow by the Escrow Agent. If at any time prior to the release of the Escrowed Shares from escrow, there shall occur a subdivision, combination, conversion or reclassification of the MTNV Common Stock into a different class or kind of security, then the number and kind of securities as are issuable to the record holder of the Escrowed Shares as a result of such change with respect to the Escrowed Shares shall be delivered to and held in escrow by the Escrow Agent. Any proceeds or securities held in escrow by the Escrow Agent pursuant to this
SECTION 1.4(b)(iv) shall be subject to the same escrow arrangements and provisions as are specified herein for the Escrowed Shares and any securities shall be valued in like manner as the Escrowed Shares as set forth in the Escrow Agreement.

     (c) Notwithstanding anything to the contrary herein, no stock certificates representing fractional shares of MTNV Common Stock shall be issued to the Selling Stockholders. In lieu of such fractional shares, the Selling Stockholders shall be paid instead an amount of cash equal to such fraction of a share multiplied by the Closing Date Price (as adjusted for any subdivision, combination, conversion or reclassification).

     (d) As further provided in SECTION 3.4, the Consideration Shares are not registered or qualified under any federal, foreign or state securities laws and all certificates representing such shares shall bear appropriate legends incorporating any applicable securities laws restrictions unless and until a registration statement relating to such shares becomes effective, as provided for in SECTION 5.2 hereof.


                                       4.

     (e) Notwithstanding the restrictions set forth in SECTION 1.4(b)(iii), the Selling Stockholders shall be permitted to sell any or all of the Escrowed Shares (and upon such sale, the Selling Stockholders shall no longer be the record and beneficial owner of such Escrowed Shares, and such Escrowed Shares shall be released from escrow) provided that:

          (i) The Selling Stockholders have notified MTNV at least five (5) business days prior to the anticipated date of sale of such Escrowed Shares of the Selling Stockholders' intention to sell such Escrowed Shares, and the total number of Escrowed Shares to be sold;

          (ii) such Escrowed Shares are covered by an effective registration statement under the Securities Act, pursuant to SECTION 5.2 hereof or are otherwise transferable pursuant to SECTION 4.2 hereof;

          (iii) all proceeds of such sale are in cash and such cash is delivered immediately upon sale to the escrow account specified in the Escrow Agreement; and

          (iv) except as otherwise permitted by the Escrow Agreement, such Escrowed Shares are not subject to a Payment Notice (as defined in the Escrow Agreement).

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

     Except as set forth in a part of the Disclosure Schedule having the number of the section to which the exception is taken, the Selling Stockholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as of the date of this Agreement, as follows:

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) Each of the Companies is a corporation duly organized, validly existing under the laws of Singapore and Malaysia, respectively, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Intec Contracts.

          (b) Neither of the Companies nor any of their respective shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Companies or the winding up or cessation of the Companies' business or affairs.

          (c) As of the Closing, Intec has no subsidiaries except ECS Industries Sdn. Bhd., and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity other than ECS Industries Sdn. Bhd. Intec is the legal and beneficial owner of one hundred percent (100%) of the issued and paid-up capital of ECS Industries Sdn. Bhd., free and clear of any Encumbrances, in full compliance with all applicable Legal Requirements.

     2.2  CHARTER DOCUMENTS; RECORDS.

          (a) Intec has delivered to the Purchaser accurate and complete copies of: (i) each Company's Certificate of Incorporation, Memorandum and Articles of Association, including all amendments thereto; (ii) the share register and other statutory registers of the Companies; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Companies and the board of directors of the Companies. There are no committees of the board of directors of the Companies.


                                       5.

          (b) There have been no meetings or other proceedings of the shareholders of the Companies or the boards of directors of the Companies that are not fully reflected in such minutes or other records.

          (c) There has not been any violation of any of the provisions of each Company's Memorandum and Articles of Association or of any resolution adopted by the shareholders of either of the Companies, the Companies' boards of directors, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any resolutions of the boards of directors or shareholders of the Companies, lapse of time) constitute or result directly or indirectly in such a violation.

          (d) The books of account, share register and all other statutory registers, minute books and other records of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with applicable Legal Requirements and sound and prudent business practices.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized share capital of Intec consists of 500,000 shares having a par value of One Singapore Dollar (S$1.00), of which 500,000 ordinary shares of One Singapore Dollar (S$1.00) have been issued and are fully paid up. The authorized share capital of ECS Industries Sdn. Bhd. consists of 500,000 shares having a par value of Malaysian Ringgit One (RM1.00), of which 300,000 ordinary shares of Malaysian Ringgit One (RM1.00) have been issued and are fully paid up. The Selling Stockholders have, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. The Shares are owned beneficially and of record as follows:


                SELLING STOCKHOLDER                 NUMBER OF SHARES
                -------------------                 ----------------

                Cher Lew Hiong James                     175,000
                Chia Chiap Heng Basil                     90,000
                Cher Lew Kwang Francis                   135,000
                Elite                                    100,000

          (b) All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid up, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. There are no options, warrants, rights outstanding, agreements or contracts that could obligate Intec to issue additional shares or other securities of Intec. The Selling Stockholders have delivered to the Purchaser accurate and complete copies of the share certificates or other documentation evidencing the Shares.

     2.4 AUTHORIZATION. All shareholder and corporate action necessary to authorize the execution and delivery of this Agreement and all related documents and instruments to be executed and delivered by the Selling Stockholders and by Intec, and to authorize the performance by them of their obligations hereunder and thereunder, has been duly taken.

     2.5 FINANCIAL STATEMENTS. Intec has delivered to the Purchaser the following financial statements and notes (collectively, the "INTEC FINANCIAL STATEMENTS"), all of which are accurate and complete in all respects, present fairly the consolidated financial position of the Companies as of their respective dates and for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered:

          (a) the audited consolidated balance sheet of the Companies as of December 31, 1999, and the related audited consolidated statements of operations, changes in shareholders' equity and


                                       6.

cash flows of the Companies for the year then ended, together with the notes thereto and the unqualified report and certification of Lo Hock Ling & Co. relating thereto; and

          (b) the unaudited balance sheet (the "UNAUDITED INTERIM BALANCE SHEET") of the Companies as of August 31, 2000 (the "UNAUDITED BALANCE SHEET DATE"), and the related unaudited statements of operations, changes in shareholders' equity and cash flows of the Companies for the eight months then ended, together with the notes thereto.

     2.6 ABSENCE OF CHANGES. Except as set forth in Part 2.6 of the Disclosure Schedule, since the Unaudited Balance Sheet Date there has been no Material Change to the business, operations, financial condition or prospects of the Companies.

     2.7  ASSETS.

          (a) The Companies own, and have good, valid and marketable title to, all assets purported to be owned by them. Part 2.7(a)(i) of the Disclosure
Schedule identifies (i) all assets having a book value equal to Fifty Thousand Singapore Dollars (S$50,000) or more that are owned by the Companies, and (ii) all assets that are being leased or licensed to the Companies. Except as set forth in Part 2.7(a)(ii) of the Disclosure Schedule and except for inventory subject to retention of title provisions in the Ordinary Course of Business, all of the assets listed as owned by the Companies are owned free and clear of any Encumbrances.

          (b) Each item of equipment, furniture, fixtures, improvements and other tangible assets identified or required to be identified in Part 2.7(a)(i) of the Disclosure Schedule is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted), complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and is adequate for the uses to which it is being put.

          (c) Except as set forth in Part 2.7(c) of the Disclosure Schedule, all charges, liens or security interests pursuant to any currently or previously existing credit facilities of the Companies have been irrevocably released and discharged in full. As of the Closing, neither Company is a party to any credit banking facility with any Person, and no amounts are owed by the Companies or the Selling Stockholders with respect to any credit facilities to which either of the Companies was a party prior to the Closing. The ICB Facility was satisfied and paid in full in the amount of S$137,995 and the RHB Facility was satisfied and paid in full with no amount previously outstanding under the RHB Facility.

     2.8 BANK ACCOUNTS. Part 2.8 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Companies at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Companies.

     2.9  RECEIVABLES; MAJOR CUSTOMERS.

          (a) Part 2.9 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Companies as of August 31, 2000.


                                       7.

          (b) Except as set forth in Part 2.9 of the Disclosure Schedule, all notes and accounts receivable of the respective Companies reflected in the Intec Financial Statements arose in connection with the sale of goods or services in the Ordinary Course of Business, represent valid claims and legal obligations to pay the respective Companies, are stated at net cash realizable value after having made adequate provision as required by generally accepted accounting principles for uncollectible amounts, bad debts, and rights of return, whether or not in accordance with the Companies' respective customary and normal trade terms or discounts, and for any other circumstances of which Selling Stockholders are aware in which the accounts receivable are not collectible in full. Except as disclosed in Part 2.9 of the Disclosure Schedule, none of those accounts and notes receivable are due from any Person or Entity related by ownership or otherwise to the Companies other than accounts and notes receivable that are on arms-length commercial terms.

          (c) Part 2.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for more than ten percent (10%) of the consolidated gross revenues of each of the Companies in 1999 or for the period ending on the Unaudited Balance Sheet Date. The Companies have not received any notice or other communication (in writing or otherwise), and have not received any other information, indicating that any customer or other Person identified in Part 2.8 of the Disclosure Schedule may cease dealing with the Companies or may otherwise reduce the volume of business transacted by such Person with the Companies below historical levels.

     2.10 INVENTORY.

          (a) Part 2.10 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Companies as of August 31, 2000. All of the Companies' existing inventory (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Companies since the Unaudited Balance Sheet Date) except for amounts reflected in the Unaudited Interim Balance Sheet: (a) is of such quality and quantity as to be usable and saleable by the Companies in the Ordinary Course of Business;
(b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and (c) is free of any defect or deficiency.

          (b) The inventory levels maintained by the Companies (i) are not in the reasonable opinion of the Selling Stockholders excessive in light of the Companies' respective normal operating requirements, and (ii) are adequate for the conduct of the Companies' respective operations in the Ordinary Course of Business.

     2.11 REAL PROPERTY. The Companies do not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.11 of the Disclosure Schedule. Part 2.11 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Companies enjoy peaceful and undisturbed possession of such premises. Except for real property interests pursuant to the contracts described in Items 1, 2 and 3 of Part 2.7(a) of the Disclosure Schedule, with respect to which title to the real property has not passed to Intec, the Companies do not own and have never owned any real property interests.

     2.12 PROPRIETARY ASSETS. Part 2.12 of the Disclosure Schedule provides an accurate and complete description of all Proprietary Assets that are owned by or licensed to the Companies or that are otherwise used or useful in connection with the Companies' businesses. The Companies are not, to the best of the actual knowledge of the Selling Stockholders, infringing, and, to the best of the actual knowledge of the Selling Stockholders, have never infringed, and the Companies have not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement


                                       8.

of, any Proprietary Asset owned or used by any other Person. The Selling Stockholders are not aware that any other Person is infringing, and that any Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Companies. The Proprietary Assets identified in Part 2.12 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Companies to conduct their businesses in the manner in which their businesses are currently being conducted and in the manner in which their businesses are proposed to be conducted.

     2.13 CONTRACTS.

          (a) Part 2.13(a) of the Disclosure Schedule identifies and provides an accurate and complete description of each oral or written Intec Contract, except for any Excluded Contract. Intec has delivered to the Purchaser accurate and complete copies of all written Intec Contracts identified in Part 2.13(a) of the Disclosure Schedule, including all amendments thereto.

          (b) Each Intec Contract is valid and in full force and effect, and is enforceable by Intec in accordance with its terms. To the best of the actual knowledge of the Selling Stockholders and the directors and managers of the Companies, each Person against which the Companies have or may acquire any rights under any Intec Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Companies. No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Companies under any Intec Contract or any other term or provision of any Intec Contract.

          (c)  Except as set forth in Part 2.13(c) of the Disclosure Schedule,
(i) no Person has violated or breached, or declared or committed any default under, any Intec Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) (A) result in a violation or breach of any of the provisions of any Intec Contract, (B) give any Person the right to declare a default or exercise any remedy under any Intec Contract, (C) give any Person the right to accelerate the maturity or performance of any Intec Contract, or (D) give any Person the right to cancel, terminate or modify any Intec Contract; (iii) none of the Companies has received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Intec Contract; and (iv) Intec has not waived any of its rights under any Intec Contract.

     2.14 LIABILITIES.

          (a) The Companies have no Liabilities, except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Companies in the Ordinary Course of Business since December 31, 1999; (iii) the Companies' obligations under the Contracts listed in Part 2.13(a) of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts; and (iv) as disclosed in Part 2.13(a) of the Disclosure Schedule.

          (b) Part 2.14(b) of the Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of each of the Companies' accounts payable as of the Unaudited Balance Sheet Date; (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by each of the Companies as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of each of the Companies' long-term debt as of the date of this Agreement.


                                       9.

2.15     COMPLIANCE WITH LEGAL REQUIREMENTS.

          (a) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Companies are in full compliance with each Legal Requirement that is applicable to them or to the conduct of each of their businesses or the ownership or use of any of their assets; and neither of the Companies has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of the Companies to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

          (b) To the best of the Knowledge of the Selling Stockholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the Companies' businesses, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of the Companies or the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements; or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.16 GOVERNMENTAL AUTHORIZATIONS.

          (a) Part 2.16 of the Disclosure Schedule identifies: (i) each Governmental Authorization that is held by the Companies; and (ii) each other Governmental Authorization that, to the best of the Knowledge of the Selling Stockholders, is held by any of the Companies' employees and relates to or is useful in connection with the Companies' businesses. The Companies have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule is valid and in full force and effect.

          (b) Except as set forth in Part 2.16 of the Disclosure Schedule: (i) the Companies and their employees are in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule; and (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in
Part 2.16 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule.

     2.17 EMPLOYEE AND LABOR MATTERS.

          (a) Part 2.17 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Companies (including any employee of the Companies who is on a leave of absence or on layoff status): (i) the name, date of birth and the date as of which such employee was originally hired by the Companies or any predecessor Entity of the Companies; (ii) such employee's title; (iii) the aggregate amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Companies with respect to services performed in the Companies' most recent fiscal year; (iv) such employee's per annum compensation as of the date of this Agreement; and (v) each Benefit Plan in which such employee participates or is eligible to participate.


                                      10.

          (b) Except as set forth in Part 2.17 of the Disclosure Schedule, the Companies are not a party to or bound by, and the Companies have not ever been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

          (c) The employment of each of the Companies' employees is subject only to the requirements of the collective bargaining agreement (if any) identified in Part 2.17 of the Disclosure Schedule and the requirements mandated by applicable laws. Intec has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other such materials generally applicable to the employment of the current and former employees of the Companies. The Companies have complied at all times with applicable labor laws and regulations and with the provisions of applicable collective bargaining agreements.

          (d) The Companies are not engaged, and the Companies have not ever been engaged, in any unfair labor practice of any nature under Singapore law. There has never been any union-organized slowdown, work stoppage, labor dispute or other union organizing activity, or any similar activity or dispute, affecting the Companies or any of its employees. There is not now pending, and no Person has threatened to commence, any such union-organized slowdown, work stoppage, labor dispute or other union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such union-organized slowdown, work stoppage, labor dispute or other union organizing activity or any similar activity or dispute.

     2.18 BENEFIT PLANS. Part 2.18 of the Disclosure Schedule identifies and provides an accurate description of each Benefit Plan. The Selling Stockholders have caused to be delivered to the Purchaser accurate and complete copies of all documents relating to each Benefit Plan. Each Benefit Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Benefit Plan has been duly accrued and made on a timely basis. Each Benefit Plan has at all times complied and been operated and administered in full compliance with all applicable Legal Requirements.

     2.19 TAX MATTERS.

          (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Companies (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Companies has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

          (b) Part 2.19 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Companies with any Governmental Body with respect to any taxable period ending on or before the Closing Date (collectively, the "INTEC RETURNS"). All Intec Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Intec Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Intec Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. Intec has delivered to the Purchaser accurate and complete copies of all Intec Returns filed since December 31, 1999.

          (c) The Intec Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Companies have established, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for


                                      11.

the period from December 31, 1999 to the Unaudited Balance Sheet Date and will continue to do so through the Closing Date, and the dollar amount of such reserves has been disclosed to the Purchaser.

          (d) Each Intec Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1999 has either (i) been accepted by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.19 of the Disclosure Schedule accurately identifies each examination or audit of any Intec Return that has been conducted since December 31, 1994. Intec has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Companies have access) relating to Intec Returns. Except as set forth in Part 2.19 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Intec Returns has been granted (by the Companies or any other Person), and no such extension or waiver has been requested from the Companies.

          (e) No claim or other Proceeding is pending or has been threatened against or with respect to the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Companies.

     2.20 ENVIRONMENTAL MATTERS. The Companies are not liable or potentially liable for any response cost or natural resource damages at or with respect to any site. The Companies have not ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Companies in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Companies becoming subject to, any such Liability.

     2.21 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

          (a) To the best of the actual knowledge of the Selling Stockholders and directors and managers of the Companies, each product that has been sold by the Companies to any Person: (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale. All repair services and other services that have been performed by the Companies were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

          (b) The Companies will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Companies on or at any time prior to the Closing Date.

          (c) Except as disclosed in Part 2.21 of the Disclosure Schedule, no product manufactured or sold by the Companies has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.


                                      12.

          (d) No customer or other Person has ever asserted or threatened to assert any claim against the Companies (i) under or based upon any warranty provided by or on behalf of the Companies, or (ii) under or based upon any other warranty relating to any product sold by the Companies or any services performed by either of them. To the best of the Knowledge of the Selling Stockholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

     2.22 INSURANCE. Part 2.22 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Companies: (i) the name of the insurance carrier that issued such policy and the policy number of such policy; (ii) whether such policy is a "claims made" or an "occurrences" policy; (iii) a description of the coverage provided by such policy; (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy. Each of such policies is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full or on a timely basis. The nature, scope and amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Companies' businesses, assets, and operations.

     2.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.23 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1998 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Companies; (b) no Related Party is, or has at any time since December 31, 1998 been, indebted to the Companies; (c) since December 31, 1998, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Companies; (d) no Related Party is competing, or has at any time since December 31, 1998 competed, directly or indirectly, with the Companies in any market served by the Companies; (e) no Related Party has any claim or right against the Companies; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Companies.

     2.24 PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 2.24 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any
Proceeding: (i) that involves the Companies or that otherwise relates to or might affect the Companies' businesses or any of the assets owned or used by the Companies (whether or not any the Companies is named as a party thereto); or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in Part 2.24 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There is no Order to which the Companies, or any of the assets owned or used by the Companies, is subject; and none of the Selling Stockholders is subject to any Order that relates to the Companies' businesses or to any of the assets owned or used by the Companies.

          (c) To the best of the Knowledge of the Selling Stockholders, no officer or employee of the Companies is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Companies' business.


                                      13.

     2.25 AUTHORITY; BINDING NATURE OF AGREEMENTS.

          (a) This Agreement constitutes the legal, valid and binding obligation of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with its terms.

          (b) Each Selling Stockholder has the absolute and unrestricted right, power and capacity to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms.

     2.26 NON-CONTRAVENTION; CONSENTS.

          (a) Except as set forth in Part 2.26 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time) constitute a Contravention Event.

          (b) Except as set forth in Part 2.26 of the Disclosure Schedule, neither the Companies nor the Selling Stockholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.27 BROKERS. Neither the Companies nor the Selling Stockholders have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.28 REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLING STOCKHOLDERS.

          (a) Each of the Selling Stockholders has the capacity and financial capability to comply with and perform all of its covenants and obligations under each of the Transactional Agreements to which it is or may become a party.

          (b) No Selling Stockholder has, at any time: (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) been convicted of, or pleaded guilty to, any felony, or (v) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

          (c) No Selling Stockholder is subject to any Order that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Stockholder to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.


                                      14.

     2.29 REGULATION S INVESTOR REPRESENTATIONS. The Selling Stockholders understand that the Consideration Shares have not been registered under the United States Federal Securities Act of 1933, as amended (the "SECURITIES ACT"). The Selling Stockholders also understand (i) that the Consideration Shares have been issued by MTNV in reliance on one or more of the exemptions from registration contained in Section 4(2) of the Securities Act or Regulation S thereunder based in part upon the Selling Stockholders' representations contained in this Agreement, and (ii) that the issuance of the Consideration Shares has not been approved or reviewed by the United States Securities and Exchange Commission or any other Governmental Body.

          (a) SELLING STOCKHOLDERS BEAR ECONOMIC RISK. The Selling Stockholders understand and agree that they must bear the economic risk of this investment, including without limitation the risk that the economic value of the Consideration Shares could decrease to zero, indefinitely unless the Consideration Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Selling Stockholders understand that the Purchaser has no present intention of registering the Consideration Shares except as set forth in SECTION 5.2. The Selling Stockholders also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Selling Stockholders to transfer all or any portion of the Consideration Shares under the circumstances, in the amounts or at the times the Selling Stockholders might propose.

          (b) ACQUISITION FOR OWN ACCOUNT. The Selling Stockholders are acquiring the Consideration Shares for their own account for investment only, and not with a view towards their distribution, and are not acquiring such Stock for the account or benefit of any U.S. Person. None of the Selling Stockholders has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person in the United States or to a U.S. Person, or any hedging transaction with any Person in the United States or to a United States resident, with respect to any of the Consideration Shares. Further, the Selling Stockholders are aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (c) COMPANY INFORMATION. The Selling Stockholders have had the opportunity to review public filings made by the Purchaser and have had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and/or management of the Purchaser. The Selling Stockholders have also had the opportunity to ask questions of and receive answers from, the Purchaser and its management regarding the terms and conditions of this investment.

          (d) RULES 144 AND 145. The Selling Stockholders acknowledge and agree that the Consideration Shares must be held indefinitely unless such Stock is resold in accordance with the provisions of Regulation S or pursuant to a subsequent registration under the Securities Act, or an exemption from such registration is available. The Selling Stockholders further agree not to engage in hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act. The Selling Stockholders have been advised or are aware of the provisions of Rules 144 and 145 promulgated under the Securities Act as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the issuer, the resale occurring following the required holding period under Rule 144 and/or 145, and the number of shares being sold during any three-month period not exceeding specified limitations.

          (e) RESIDENCE. If the Selling Stockholder is an individual, then the Selling Stockholder resides in Singapore. If the Selling Stockholder is a corporation, limited liability company or other entity, then the office or offices of the Selling Stockholder in which its investment decision was made is located in Singapore.


                                      15.

     2.30 BUY-OUT OF MINORITY SHAREHOLDERS OF ECS INDUSTRIES SDN. BHD.

     On November 17, 2000, Intec purchased the outstanding shareholdings of Yeap Guat Leh, Teh Kooi Hong, Ho Beng Sun and Ng Ah Lui@Ng Lee Leng, constituting the shareholders of all the issued shares in the capital of ECS Industries Sdn. Bhd. other than Intec (the "MINORITY SHAREHOLDERS"), for an aggregate consideration not exceeding Malaysian Ringgit One Hundred Fifty-One Thousand Eight Hundred (RM151,800) (the "SHARE REPURCHASE TRANSACTION"). Intec has made disclosure of this Transaction to the Minority Shareholders in the context of the Share Repurchase, and the Share Repurchase was conducted in full compliance with all Legal Requirements (including, without limitation, all Malaysian securities laws). Intec and ECS Industries Sdn. Bhd. have, and shall have, no Liabilities arising out of the Share Repurchase Transaction, including, without limitation, claims by the Minority Shareholders for any additional compensation in connection with the Share Repurchase.

     2.31 FULL DISCLOSURE.

          (a) None of the Transactional Agreements contains or will contain any untrue statement of fact.

          (b) Except as set forth in Part 2.31 of the Disclosure Schedule, there is no fact within the Knowledge of the Selling Stockholders (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that
(i) may have a material adverse effect on the Companies' businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Intec or the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

          (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the respective Companies and their business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Companies or any of the Companies' Representatives, is accurate and complete in all respects.

          (d) The Selling Stockholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Companies' records and other documents and data.

     2.32 POOLING OF INTERESTS. Neither the Companies nor any of their respective directors, officers or shareholders has taken any action which could reasonably be expected to preclude the Purchaser's ability to account for the sale and purchase of the Shares as a Pooling of Interests.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants, to and for the benefit of the Selling Stockholders, as of the date of this Agreement, as follows:

     3.1 AUTHORIZATION. All shareholder and corporate action necessary to authorize the execution and delivery by the Purchaser of this Agreement and the other documents and instruments to be delivered by the Purchaser hereunder, and to authorize the performance by the Purchaser of its obligations hereunder and thereunder, has been duly taken.

     3.2  AUTHORITY; BINDING NATURE OF AGREEMENT.


                                      16.

          (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          (b) To the best of the Knowledge of the officers of Purchaser executing this Agreement on behalf of Purchaser, such officers do not have a conflict of interest with the Purchaser within the meaning of Section 2:256 of the Netherlands Civil Code with respect to the execution of this Agreement. To the best of the Knowledge of the officers of Purchaser executing this Agreement on behalf of Purchaser, none of the terms of this Agreement infringe on the terms of, or constitute a default under, any agreement or instrument to which Purchaser is a party, which infringement or default would materially impair the ability of Purchaser to perform its obligations under this Agreement.

     3.3 BROKERS. The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     3.4  CONSIDERATION SHARES

          (a) The Consideration Shares have been duly authorized and validly issued by the Purchaser and are fully paid and nonassessable; PROVIDED, HOWEVER, that the Consideration Shares may be subject to restrictions on transfer under applicable securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          (b) The issue of the Consideration Shares by the Purchaser to the Selling Stockholders will be made at Closing in compliance with all applicable laws and any contractual restrictions on the transferability of such Stock, assuming the accuracy of the representations and warranties of the Selling Stockholders contained in SECTION 2.29, and assuming filing of any required post-closing notice filings. Purchaser shall make any required post closing notice filings, or shall cause such filings to be made.

          (c) The Purchaser has materially complied with its obligations under the United States federal securities laws with regard to the filing of its annual and quarterly reports, and other periodic filings with the SEC.

     3.5 POOLING OF INTERESTS To the Purchaser's knowledge, neither the Purchaser, its Affiliates nor any of its directors, officers or shareholders has taken any action which could reasonably be expected to preclude the Purchaser's ability to account for the sale and purchase of the Shares as a Pooling of Interests.

     3.6  NON-CONTRAVENTION; CONSENTS.

          (a) Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or, with respect to deadlines under any Legal Requirements or under any contracts of the Companies, lapse of time):


                                      17.

               (i) contravene, conflict with or result in a violation of any of the provisions of Purchaser's charter documents or any resolution adopted by Purchaser's shareholders, Purchaser's supervisory board or any committee of Purchaser's board of directors; or

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser is subject.

          (b) Except in connection with the approval of the Supervisory Board of Purchaser described in Section 1.3(b)(xvi), the Purchaser was not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

SECTION 4. POST-CLOSING COVENANTS OF SELLING STOCKHOLDERS

     4.1 DELIVERY OF DOCUMENTS. After Closing, each of the Selling Stockholders shall deliver to the Purchaser such other documents and shall take such actions as the Purchaser may reasonably and in good faith request for the purpose of ensuring that the Purchaser is vested with complete beneficial ownership and control of the Shares and facilitating the consummation or performance of any of the Transactions.

     4.2 TRANSFER RESTRICTIONS. The Selling Stockholders acknowledge and agree that the Consideration Shares are subject to restrictions on transfer as set forth in this SECTION 4.2.

          (a) Each Selling Stockholder agrees not to make any disposition of all or any portion of the Consideration Shares unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Selling Stockholder shall have notified the Purchaser of the proposed disposition and shall have furnished the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Purchaser, such Selling Stockholder shall have furnished the Purchaser with an opinion of counsel, reasonably satisfactory to the Purchaser, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Purchaser will not require opinions of counsel for transactions made pursuant to Rule 144 and/or Rule 145 of the Securities Act except in unusual circumstances.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Selling Stockholder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Selling Stockholder's family member or trust exclusively for the benefit of an individual Selling Stockholder; PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Selling Stockholder hereunder.

          (b) Each certificate representing the Consideration Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substan-


                                       18.

tially similar to one or both of the following (in addition to any legend required under applicable state securities laws):

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

               "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT."

          (c) The Purchaser agrees to procure the reissuance by the Purchaser of unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Purchaser) reasonably acceptable to the Purchaser and the Purchaser to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Purchaser of an order of the appropriate blue sky authority authorizing such removal

SECTION 5. POST-CLOSING COVENANTS OF PURCHASER

     5.1 GOVERNMENTAL FILINGS. As promptly as possible after the date of this Agreement, the Purchaser shall file any notification forms required to be filed by the Purchaser under applicable law with respect to the Transactions.

     5.2  REGISTRATION OF CONSIDERATION SHARES.

          (a) REGISTRABLE SECURITIES. For purposes hereof, "REGISTRABLE SECURITIES" shall mean the Consideration Shares owned beneficially and of record by the Selling Stockholders as of the Closing Date and any securities issued or issuable with respect to the Consideration Shares by way of a conversion, exchange, stock dividend, split in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. For the avoidance of doubt, it is acknowledged and agreed that each of the Consideration Shares shall cease to be considered to be a "Registrable Security" when (i) it has been effectively registered under the Securities Act or (ii) it is eligible to be sold or distributed pursuant to Rule 144 under the Securities Act, as amended. "REGISTRATION EXPENSES" shall mean all


                                      19.

expenses incident to MTNV's compliance with SECTION 5.2(b) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of legal counsel to MTNV, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding Selling Expenses. "SELLING EXPENSES" shall mean all discounts, selling commissions, share transfer taxes and fees and disbursements of legal and other advisors to the Selling Stockholders.

          (b)  DEMAND REGISTRATION.

               (i) On or after November 19, 2000, all of the Selling Stockholders together jointly may notify MTNV that they intend to offer or cause to be offered for public sale all of the Registrable Securities (a "DEMAND REGISTRATION"). Upon receipt of the notice referred to in the preceding sentence (the date of receipt being the "NOTIFICATION DATE"), MTNV will use commercially reasonable efforts to cause such Registrable Securities to be registered under the Securities Act, pursuant to a registration statement (the "REGISTRATION STATEMENT") on Form S-3 (or any successor form) (but in no event shall MNTV be required to cause such Registrable Securities to be registered sooner than the date three business days after the date of public release of the first post-Closing set of quarterly earnings of MNTV that includes at least 30 days of combined operations of MTNV and Intec), and to keep such Registration Statement effective (subject to SECTION 5.2(d) hereof) until the earlier of: (1) the first anniversary of the Closing Date, or (2) the date on which all of the Registrable Securities registered thereunder are sold or (3) the date on which Registrable Securities cease to be Registrable Securities. The Selling Stockholders jointly shall be entitled to one Demand Registration as provided herein. Notwithstanding the foregoing, MTNV may postpone its obligation to use commercially reasonable efforts to cause such Registrable Securities to be registered pursuant to a Registration Statement to be declared effective by the SEC for a reasonable period of time not to exceed 120 days from the Notification Date, if the Supervisory Board of MTNV determines in good faith that (1) such registration may have a material adverse effect on any plan or proposal by MTNV or any of its affiliates (as defined under the Securities Act) with respect to any financing, acquisition, sale, recapitalization, pending registrations of securities, reorganization or other material transaction, or (2) MTNV is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in other material adverse consequences to MTNV or any of its affiliates. MTNV shall provide prompt written notification to the Selling Stockholders of its exercise of such right to delay registration, and the duration of the delay.

               (ii) The Selling Stockholders shall not effect the distribution of the Registrable Securities by means of an underwritten offering.

               (iii) All Registration Expenses shall be borne solely by MTNV. All Selling Expenses shall be borne solely by the Selling Stockholders.

          (c)  REGISTRATION PROCEDURES.

               (i)  With respect to the registration obligation set forth in
SECTION 5.2 hereof, for the period of effectiveness of the Registration Statement, MTNV will keep the Selling Stockholders advised in writing as to the initiation of such filing and effectiveness of such Registration Statement. MTNV will:

                    (1) furnish such number of copies of prospectuses and other documents incident thereto as the Selling Stockholders from time to time may reasonably request;

                    (2) use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other U.S. securities or Blue Sky


                                      20.

laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders, provided that MTNV shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation in any jurisdiction where it is not so subject, or to file a general consent to service of process in any such state or jurisdiction; and

                    (3) prepare and file with the SEC such amendments and post-effective supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and current and to comply with the provisions of the Securities Act or other applicable U.S. securities laws with respect to the sale or other disposition of all shares covered by such Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the Registrable Securities;

                    (4) promptly notify each Selling Stockholder (a) when the Registration Statement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment thereof, when the same has become effective, (b) of any request by any applicable securities authority for amendments of or supplements to the Registration Statement or for additional information, (c) of the issuance by any applicable securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(d) of the receipt by MTNV of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, and (e) of the happening of any event which makes any statement of a material fact made in the Registration Statement, or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or any document incorporated therein by reference in order to make the statement of a material fact therein not misleading;

                    (5) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                    (6)  upon the occurrence of any event contemplated by clause
(4) above, prepare a supplement or post-effective amendment to the Registration Statement or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

               (ii) The Selling Stockholders shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of notice from the MTNV to suspend sales in order to permit MTNV to correct or update the Registration Statement or documents incorporated therein by reference.

               (iii) The Selling Stockholders shall provide (in writing and signed by the Selling Stockholders and stated to be specifically for use in the Registration Statement, prospectus or other document incident thereto) all such information and materials regarding the Selling Stockholders and the plan of distribution of the Registrable Securities and take all such action as may be required in order to permit MTNV to comply with all applicable requirements of the SEC and any applicable requirements of state securities laws.

          (d)  BLACK-OUT PERIODS FOR REGISTRATION STATEMENT.

               (i) Notwithstanding anything to the contrary in this Agreement, commencing thirty (30) days after the effectiveness of the Registration Statement, MTNV shall have the right, not more than three times, to direct the Selling Stockholders to suspend sales of Registrable Securities regis-


                                      21.

tered thereunder for a period not to exceed twenty (20) days, if the Supervisory Board of MTNV determines in good faith that (1) such sales may have a material adverse effect on any plan or proposal by MTNV or any of its affiliates (as defined under the Securities Act) with respect to any financing, acquisition, sale, recapitalization, reorganization or other material transaction, (2) MTNV is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in other material adverse consequences to MTNV or any of its affiliates or (3) such sale would render MTNV unable to comply with applicable law (including without limitation the Securities Act or the United States Securities Exchange Act of 1934, as amended) or U.S. Securities Exchange Commission requirements or regulations.

               (ii) In the event that MTNV exercises its right pursuant to
SECTION 5.4(d)(i) hereof, MTNV shall give written notice (a "SUSPENSION NOTICE") to the Selling Stockholders to suspend sales of the Registrable Securities. Upon receipt of such notice, the Selling Stockholders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement for the period designated in the notice. If so directed by MTNV, the Selling Stockholders will deliver to MTNV all copies of the prospectus covering the Registrable Securities held by them at the time of receipt of the Suspension Notice.

          (e)  SPECIAL INDEMNIFICATION OBLIGATION.

               (i) In the event of any registration of the Registrable Securities under the Securities Act pursuant to this SECTION 5.2, then to the extent permitted by law, the Selling Stockholders shall jointly and severally indemnify and hold harmless the Indemnitees against any Damages to which such Indemnitees may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, to the extent that such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information furnished in writing by or on behalf of the Selling Stockholders for use in the preparation of such Registration Statement which is relied upon by MTNV in conformity therewith.

               (ii) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this SECTION 5.2, then to the extent permitted by law MTNV shall indemnify and hold harmless the Selling Stockholders against Damages to which such Selling Stockholders may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, to the extent that such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that MTNV shall not be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission made in such Registration Statement, or any such amendment or supplement, in reliance upon and in conformity with information furnished to MTNV, by or on behalf of the Selling Stockholders for use in the preparation thereof.

               (iii) The aforesaid indemnity obligations of MTNV and the Selling Stockholders shall remain in full force and effect following any termination of this Agreement or any sale or transfer of the Registrable Securities by the Selling Stockholders pursuant to this Agreement.

               (iv) If the indemnification provided for in this SECTION 5.2 shall for any reason be held by a court to be unavailable to an Indemnified Party in respect of any Damages, then, in lieu


                                      22.

of the amount paid or payable pursuant to such indemnification, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate Damages (including legal or other expenses reasonably incurred in connection with investigating the same) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party which resulted in such Damages, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

          (f) TERMINATION OF REGISTRATION RIGHTS. Notwithstanding the foregoing, the obligations imposed on MTNV pursuant to this SECTION 5.2 shall terminate upon the earlier of (i) the date that all Registrable Securities have been sold pursuant to the Registration Statement or (ii) the date that the Selling Stockholders are able to qualify any of the Registrable Securities for sale under Rule 144 under the Securities Act, or a successor rule.

SECTION 6.  [RESERVED]

SECTION 7.  [RESERVED]

SECTION 8.  [RESERVED]

SECTION 9.  [RESERVED]

SECTION 10.   INDEMNIFICATION, ETC.

     10.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

          (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation): (i) the Closing and the sale of the Shares to the Purchaser; (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser or Intec. Except as provided in SECTION 10.1(b) and except for SECTIONS 10.3 THROUGH 10.12 and SECTION 11 hereof, all of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for a period from the date hereof until the earlier of the date that the first post-Closing audit of MTNV that includes Intec is released to the public (the "AUDIT DATE") or November 17, 2001 (the earlier date being the "ESCROW TERMINATION DATE").

          (b) The representations and warranties of the Selling Stockholders contained in SECTION 2.29, and the covenants and obligations of the Purchaser and the Selling Stockholders pursuant to SECTIONS 4.1, 4.2, 5.1, 5.2, hereof (and the indemnification obligations set forth in SECTION 10.2 relating thereto), shall survive for a period of three (3) years from the Closing Date.

          (c) The representations, warranties, covenants and obligations of the Selling Stockholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

          (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Selling Stockholders in this Agreement.

          (e) Notwithstanding anything to the contrary herein, any claim for indemnification under this Agreement which is made in good faith and in writing prior to the expiration of such claim on


                                      23.

the dates set forth in SECTIONS 10.1(a) AND (b), as applicable, shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the expiration date of such claims for all purposes hereunder shall automatically be extended with respect to such claim (but not any other claims) until such claim is so mutually resolved or otherwise determined hereunder.

     10.2 INDEMNIFICATION BY SELLING STOCKHOLDERS.

          (a) The Selling Stockholders shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

               (i) any Breach of any representation or warranty made by the Selling Stockholders in this Agreement;

               (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives;

               (iii) any Breach of any covenant or obligation of the Selling Stockholders;

               (iv) any Liability to which Intec or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of Intec on or at any time prior to the Closing Date, but not including any products sold by Intec in the same condition in which such product was received from Purchaser, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by any of Intec on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of Intec on or at any time prior to the Closing Date;

               (v) any matter identified or referred to in Part 2.15 (Compliance with Legal Requirements) or Part 2.24 (Proceedings; Orders) of the Disclosure Schedule; or

               (vi) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this SECTION 10).

          (b) The Selling Stockholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to the Companies or the Companies' businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), or if Intec becomes subject to any Liability of the type referred to in clause "(iv)" of SECTION 10.2(a), then the Purchaser itself shall be deemed, by virtue of its ownership of the capital stock of Intec, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this SECTION 10.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of Intec or any of the other Indemnitees under this SECTION 10.2.


                                      24.

     10.3 THRESHOLD AND MAXIMUM AMOUNT OF INDEMNIFICATION AND PAYMENT
OBLIGATION.

          (a) Except as set forth in SECTION 10.3(b) hereof, the Selling Stockholders shall not be required to make any payment for any Breach of any of their representations and warranties under this Agreement until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties under this Agreement) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds Seventy-Five Thousand United States Dollars (US$75,000) in the aggregate (the "INDEMNIFICATION THRESHOLD"). At such time as the total amount of such Damages exceeds the Indemnification Threshold in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding the Indemnification Threshold, PROVIDED, HOWEVER, that the obligations of the Selling Stockholders to defend, indemnify and hold harmless and pay the Indemnitees shall terminate when the Selling Stockholders shall have paid an aggregate of Four Million Three Hundred Forty Thousand Five Hundred Fifty United States Dollars (US$4,340,550) (the "CAP") whether paid pursuant to this Agreement, at common law or in equity, in respect of Damages arising under this Agreement (except as set forth in SECTION 10.3(b) hereof).

          (b) Notwithstanding SECTION 10.3(a) hereof, in the case of (i) any willful Breach of this Agreement by any or all of the Selling Stockholders or
(ii) any Breach of SECTIONS 2.29, 4.2, 5.2 by any or all of the Selling Stockholders, then: (x) the Cap shall be deemed to be Eight Million Six Hundred Eighty One Thousand One Hundred United States Dollars (US$8,681,100) and (y) the Selling Stockholders shall be required to make payment for the Breaches set forth in SECTIONS 10.3(b)(i) and 10.3(b)(ii) on a dollar-for-dollar basis and claims therefor shall not be subject to the Indemnification Threshold. Notwithstanding SECTION 10.3(a) hereof, the Selling Stockholders shall be required to make payment for Breach of SECTIONS 10.12 (including, without limitation, Section 4.2 of the Escrow Agreement), 11.3 and 11.4 on a dollar-for-dollar basis and claims therefor shall not be subject to the Indemnification Threshold.

     10.4 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in SECTION 10.2 but subject to SECTION 10.3, if there is any Breach of any representation or warranty made by the Selling Stockholders, then the Selling Stockholders, jointly and severally, shall be obligated to pay such amounts to Intec and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Intec or the Purchaser).

     10.5 NO CONTRIBUTION. The Selling Stockholders waive, and acknowledge and agree that they shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Companies in connection with any indemnification obligation or any other Liability to which the Selling Stockholders may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

     10.6 INTEREST. Any party that is required to indemnify any other Person pursuant to this SECTION 10 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at such rate as may be prescribed by the rules of court of Singapore from time to time or, in the event such rate is no longer prescribed, at the rate of 6% per annum.

     10.7 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any


                                      25.

amount that may be owed to any Indemnitee under this SECTION 10 against any amount otherwise payable by any Indemnitee to the Selling Stockholders.

     10.8 REMEDIES. The exercise by any Person of any of its rights under this
SECTION 10 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise); PROVIDED, HOWEVER, that the aggregate limit of the Selling Stockholders' obligations to pay Damages arising under or relating to this Agreement, whether paid pursuant to this Agreement, at common law or in equity, shall be as prescribed in SECTIONS 10.3(a) and (b), as the case may be; and the aggregate limit of the Purchaser's obligation to pay Damages arising under or relating to this Agreement, whether paid pursuant to this Agreement, at common law or in equity, shall be equal to the amount of Eight Million Six Hundred Eighty One Thousand One Hundred United States Dollars (US$8,681,100).

     10.9 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Intec, against any other Indemnitee or against any other Person) with respect to which the Selling Stockholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this SECTION 10, the Purchaser shall have the right, at its election, to assume the defense of any such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

          (a) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Selling Stockholders;

          (b) the Selling Stockholders shall make available to the Purchaser any documents and materials in the possession or control of the Selling Stockholders that may be necessary to the defense of such claim or Proceeding;

          (c) the Purchaser shall keep the Selling Stockholders informed of all material developments and events relating to such claim or Proceeding; and

          (d) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Selling Stockholders; PROVIDED, HOWEVER, that the Selling Stockholders shall not unreasonably withhold such consent.

     10.10 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     10.11 CLAIMS AGAINST ESCROWED SHARES.

          (a) Subject to the provisions of SECTION 10.12 below, all indemnification claims by Indemnitees which become Payable Claims shall be satisfied initially out of the Escrow Fund (as defined in the Escrow Agreement).

          (b) For purposes hereof, any claim for indemnification by any Indemnitee shall be deemed to have been "DEFINITIVELY RESOLVED" when any of the following events has occurred:


                                      26.

               (i) a claim is settled by mutual written agreement of the Selling Stockholders and the Purchaser;

               (ii) a final judgment, order or award of a court of competent jurisdiction or arbitrator deciding such claim has been rendered, as evidenced by a certified copy of such judgment, order or award, provided that such judgment, order or award is not appealable or the time for making an appeal has expired;

               (iii) the Selling Stockholders have not jointly responded to a written notice from the Purchaser or an Indemnitee detailing such claim (a "CLAIM NOTICE"), within 60 days of delivery of such notice.

          (c) For purposes hereof, any indemnity claim for which a Claim Notice has been submitted but which has not been Definitively Resolved is referred to herein as a "PENDING CLAIM." For purposes hereof, any indemnity claim that has been Definitively Resolved is referred to herein as A "SETTLED CLAIM." For purposes hereof, a "PAYABLE CLAIM" shall mean any one of the following: (i) if the Settled Claim is a Zero Threshold Claim, the full amount of such claim shall be treated as a Payable Claim; and (ii) if the Settled Claim is a Non-Zero Threshold Claim, such claim shall be treated as a Payable Claim only in the event and to the extent that the amount of such claim, together with the accumulated amount of all previous Settled Claims, that were Non-Zero Threshold Claims, exceeds the Indemnification Threshold.

     10.12 RELEASE OF ESCROWED SHARES.

          (a) All Escrowed Shares, or the proceeds thereof, deposited by MTNV in escrow pursuant to SECTION 1.2(c) shall be held in escrow pending further disposition pursuant to Section 4.2 of the Escrow Agreement, incorporated herein by reference. The Escrowed Shares and the proceeds thereof shall be held in escrow until the Escrow Termination Date; provided, that if any Pending Claims against the Selling Stockholders exist on the Escrow Termination Date, then that number of Escrowed Shares (rounded up to the nearest whole number), as is determined by dividing the amount of such Pending Claim by the Closing Date Price, shall be held in escrow until such Pending Claims have been Definitively Resolved.

          (b) For purposes of Netherlands law, the legal basis (TITEL) for any distribution of the Escrowed Shares, or the proceeds thereof, to Purchaser pursuant to this Agreement and/or the Escrow Agreement shall be deemed to be based on a partial dissolution of this Agreement as a preservation of a defective performance under this Agreement against a reduction of the purchase price (BEHOUD VAN EEN ONDEUGDELIJKE PRESTATIE TEGEN VERMINDERING VAN DE KOOPPRIJS) pursuant to Article 270 of Book 6 of the Netherlands Civil Code ("NCC") and the obligation to undo (ONGEDAANMAKINGSVERPLICHTING) of the Selling Stockholders pursuant to this Agreement and Article 271 of Book 6 of the NCC.



SECTION 11. MISCELLANEOUS PROVISIONS


                                      27.

     11.1 JOINT AND SEVERAL LIABILITY. Each Selling Stockholder agrees that such Selling Stockholder shall be jointly and severally liable with each of the other Selling Stockholders for the due and timely compliance with and performance of each of the covenants and obligations of such other Selling Stockholders set forth in this Agreement.

     11.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     11.3 FEES AND EXPENSES. The parties shall each bear and pay all of their own fees, costs and expenses, including all legal fees and expenses payable to their respective legal, tax and accounting advisors ("EXPENSES") that have been incurred or that are in the future incurred by them in connection with the negotiation, consummation and performance of the Transactions and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions. Stamp duty payable on the transfer of the Shares shall be borne by the Purchaser.

     11.4 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

          if to any of the Selling Stockholders, other than Elite:

                           Cher Lew Hiong James
                           Chia Chiap Heng Basil
                           Cher Lew Kwang Francis
                           c/o Intec Technology (S) Pte. Ltd.
                           12 Little Road #08-01/02
                           Lian Cheong Industrial Building
                           Singapore 536986
                           Telephone:       +65 289-0511
                           Facsimile:       +65 289-0522

                           WITH COPIES TO:

                           Drew & Napier
                           20 Raffles Place #17-00
                           Ocean Towers
                           Singapore 048620
                           Telephone:       +65 531-2238
                           Facsimile:       +65 535-4864
                           Attention:       David Ang/Andrew Ang


                                      28.

          if to Elite:

                           Elite Star Enterprises Pte. Ltd.
                           61 South Bridge Road
                           Boon Building #04-00
                           Singapore 058691
                           Telephone:       +65 535-5233
                           Facsimile:       +65 533-0308
                           Attention: Tay Siong Suanh

                           WITH COPIES TO:

                           Drew & Napier
                           20 Raffles Place #17-00
                           Ocean Towers
                           Singapore 048620
                           Telephone:       +65 531-2238
                           Facsimile:       +65 535-4864
                           Attention:       David Ang/Andrew Ang

          if to the Purchaser:

                           Metron Technology N.V.
                           1350 Old Bayshore Hwy.
                           Suite 360
                           Burlingame, CA 94010
                           USA
                           Attention:   Peter V. Leigh
                           Facsimile:  (+1) 650-373-1135

                           WITH A COPY TO:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA 94306
                           USA
                           Attention:  Thomas M. Shoesmith
                           Facsimile:  (+1) 650-849-7400

     11.6 PUBLICITY. On and at all times after the Closing: (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of the Selling Stockholders, and the Selling Stockholders shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and (b) each of the Selling Stockholders shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in its possession that relates directly or indirectly to the business of Intec, the Purchaser or any affiliate of the Purchaser.

     11.7 TIME OF THE ESSENCE. Time is of the essence in this Agreement.


                                      29.

     11.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of Singapore (without giving effect to principles of conflicts of laws).

     11.11 CONSULTATION AND ARBITRATION.

          (a) The parties hereto agree that they shall attempt to resolve in good faith disputes arising in connection with this Agreement. A dispute shall be referred by a party for consultation between the parties by delivering written notice to the other party briefly stating the nature of the dispute and requesting consultation.

          (b) In the event that, upon the expiration of thirty (30) calendar days after receipt of the notice referred to in subsection (a) of this SECTION 11.11, the parties are unable to resolve the matter in dispute, and if the matter relates to any alleged breach of any representations, warranty, agreement, covenant or understanding in this Agreement, then the dispute shall be resolved in the manner provided in subsection (c) of this SECTION 11.11.

          (c) Any dispute with respect to an alleged breach of any representation, warranty, agreement or covenant in this Agreement, including any dispute relating to the construction or interpretation of the rights and obligations of any party, which is not resolved through consultation as provided in subsection (a) and (b) of this SECTION 11.11, shall be resolved by an arbitration proceeding conducted in accordance with the following:

               (i) The arbitration proceeding shall be governed by the rules of the International Chamber of Commerce;

               (ii) The arbitrators shall be qualified by education and training to pass upon the particular matter to be decided;

               (iii) There shall be three (3) arbitrators, one of whom shall be selected by the party seeking to initiate arbitration, one by the other party and the third by the two arbitrators so selected;

               (iv) The arbitration proceeding shall take place in San Francisco, California where the arbitration proceeding is initiated by the Selling Stockholders, and in Singapore where the arbitration proceeding is initiated by the Purchaser.

               (v) The parties shall endeavor to agree in advance as to the manner in which the arbitration panel shall promptly hear witnesses and arguments, review documents and otherwise conduct the arbitration proceedings. Both parties shall receive notice of the subject of the arbitration and the arbitration shall not be binding on the parties with respect to any matters not specified in such notice. Should the parties fail to reach an agreement as to the conduct of such proceedings, the arbitration panel shall formulate its own procedural rules and promptly commence the arbitration proceedings;


                                      30.

               (vi) The arbitration proceedings shall be conducted as expeditiously as possible with due consideration for the complexity of the dispute in question. The arbitration panel shall issue its decision in writing within fifteen (15) calendar days from the hearing of final arguments by the parties;

               (vii) The arbitration award shall be given in writing and shall be final and binding on the parties with respect to the subject matter identified in the notice called for by subsection (c)(v) of this SECTION 11.11, and not subject to any appeal and shall deal with the question of costs of arbitration;

               (viii) Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be;

               (ix) The parties shall not submit a dispute subject to subsection
(c) of this SECTION 11.11 to any United States, federal, state, local or foreign court or arbitration association except as may be necessary to enforce the arbitration procedures of this subsection (c) of this SECTION 11.11 or to enforce the award of the arbitration panel, and if court proceedings to stay litigation or compel arbitration under the Federal Arbitration Act (Title 9, U.S.C.) or similar state or foreign legislation are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorneys' fees which are reasonably and actually incurred by the other party; and

               (x) The parties shall keep confidential the arbitration proceedings and the terms of any arbitration award, except as may be otherwise required by law.

     11.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Selling Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and permitted assigns (if any); and the Purchaser and its successors and permitted assigns (if any). This Agreement shall inure to the benefit of: the Selling Stockholders; the Purchaser; the other Indemnitees (subject to SECTION 10.10); and the respective successors and permitted assigns (if any) of the foregoing. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other and any attempted assignment or transfer without such prior written consent shall be null and void; PROVIDED, HOWEVER, that the Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under SECTION 10), in whole or in part, to any of its subsidiaries without obtaining the consent or approval of any other party hereto or of any other Person.

     11.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Stockholder agrees that: (a) in the event of any Breach or threatened Breach by such Selling Stockholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     11.14 WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or


                                      31.

remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by or on behalf of each of the parties to this Agreement.

     11.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.17 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     11.18 PAYMENT. Except as otherwise set forth herein or agreed by the parties hereto, all payments under this Agreement shall be made in U.S. Dollars. The tender or payment of any amounts payable under this Agreement (whether or not by recovery under a judgment) in any currency other than U.S. Dollars shall not novate, satisfy or discharge the obligation of the paying party to pay in U.S. Dollars all amounts payable by such party. To the extent that any indemnity claim is expressed in Singapore Dollars, the amount of such claim shall be deemed equal (in U.S. Dollars) to such number of Singapore Dollars multiplied by the conversion rate of Singapore Dollars into U.S. Dollars as published in the ASIAN WALL STREET JOURNAL as of the business day that is two business days before the date of the Claim Notice relating to such indemnity claim.

     11.19 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      32.

          (e) All references to days, dates and times shall be to Singapore time; provided, however, that all references to "trading days" shall be to New York time.









                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                      33.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


"PURCHASER":                                   "THE SELLING STOCKHOLDERS":

METRON TECHNOLOGY N.V.,                        CHER LEW HIONG JAMES
a Netherlands corporation


By: /s/ E. Segal                               By: /s/ Cher Lew Hiong James
    -----------------------------                  -----------------------------
Its: Pres & CEO



By: /s/ Peter V. Leigh                         CHIA CHIAP HENG BASIL
    -----------------------------
Its: Managing Director



                                               By: /s/ Chia Chiap Heng Basil
                                                   -----------------------------



                                               CHER LEW KWANG FRANCIS




                                               By: /s/ Cher Lew Kwang Francis
                                                   -----------------------------


                                               ELITE STAR ENTERPRISES PTE. LTD.,
                                               A SINGAPORE COMPANY




                                               By: /s/ Patrick Tay
                                                  ------------------
                                               Its:



                                      34.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale or other disposition of all or any portion of Intec's business or assets (other than in the Ordinary Course of Business);

          (b) the issuance, sale or other disposition of (i) any shares in the capital of Intec, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any shares in the capital of Intec, or
     (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any shares in the capital of Intec; or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Intec.

     AFFILIATES. "Affiliates" shall mean as to any person, a person that directly, indirectly or through one or more direct or indirect intermediaries, controls or is controlled by or is under common control with the person specified.

     AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     AUDIT DATE. "Audit Date" shall have the meaning specified in SECTION 10.1(a) of the Agreement.

     BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     CAP. "Cap" shall have the meaning specified in SECTION 10.3(a) of the Agreement.

     CLAIM NOTICE. "Claim Notice" shall have the meaning specified in SECTION 10.11(b)(iii) of the Agreement.

     CLOSING. "Closing" shall have the meaning specified in SECTION 1.3(a) of the Agreement.

     CLOSING DATE. "Closing Date" shall have the meaning specified in SECTION 1.3(a) of the Agreement.

     CLOSING DATE PRICE. "Closing Date Price" shall mean eight and six hundred twenty five thousandths United States Dollars (US$8.625), representing the per-share closing bid price on Nasdaq New York of the common stock of MTNV on November 16, 2000. The parties agree that the aggregate number of shares of MTNV Stock to be delivered to the Selling Stockholders is set forth in SECTIONS 1.2(b) and (c) of the Agreement.

     COMPANIES. "Companies" shall mean Intec and ECS Industries Sdn. Bhd., which term shall refer to the Companies together and to each of them individually.


                                       1.

     COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than Intec) that are engaged in businesses similar to Intec's business.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONSIDERATION SHARES. "Consideration Shares" shall have the meaning specified in SECTION 1.2 of the Agreement.

     CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

     CONTRAVENTION EVENT. "Contravention Event" shall mean any event which would:

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Intec's charter documents, or (ii) any resolution adopted by Intec's shareholders, Intec's board of directors or any committee of Intec's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Intec or the Selling Stockholders, or any of the assets owned or used by Intec, is subject;

          (c) cause Intec, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

          (d) cause any of the assets owned or used by Intec to be reassessed or revalued by any taxing authority or other Governmental Body;

          (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Intec or any of its employees or that otherwise relates to Intec's business or to any of the assets owned or used by Intec;

          (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Intec Contract;

          (g) give any Person the right to (i) declare a default or exercise any remedy under any Intec Contract, (ii) accelerate the maturity or performance of any Intec Contract, or (iii) cancel, terminate or modify any Intec Contract;

          (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which the Selling Stockholders are a party or by which the Selling Stockholders are bound; or

          (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Intec.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee,


                                       2.

expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, including without limitation interest as provided in SECTION 10.6 of the Agreement.

     DEFINITIVELY RESOLVED. "Definitively Resolved" shall have the meaning specified in SECTION 10.11(b) of the Agreement.

     DEMAND REGISTRATION. "Demand Registration" shall have the meaning specified in SECTION 5.2(b)(i) of the Agreement.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Selling Stockholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

     ELITE. "Elite" shall have the meaning specified in the introductory paragraph of the Agreement.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature.

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ESCROW AGENT. "Escrow Agent" shall have the meaning specified in SECTION 1.2(c) of the Agreement.

     ESCROW AGREEMENT. "Escrow Agreement" shall mean the Agreement in the form of Exhibit D hereto.

     ESCROW FUND. "Escrow Fund" shall have the meaning specified in the Escrow Agreement.

     ESCROWED SHARES. "Escrowed Shares" shall have the meaning specified in
SECTION 1.2(c) of the Agreement.

     ESCROW TERMINATION DATE. "Escrow Termination Date" shall have the meaning specified in SECTION 10.1(a) of the Agreement.

     EXCHANGE ACT. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, as amended.

     EXCLUDED CONTRACT. "Excluded Contract" shall mean any Intec Contract that:

               (a)  Intec has entered into in the Ordinary Course of Business;

               (b) is identical in all material respects to one of the forms of agreement attached as appendices to the Disclosure Schedule and identified therein as a "standard form agreement" of Intec;

               (c) has a term of less than 90 days or may be terminated by Intec (without penalty) within 90 days after the delivery of a termination notice by Intec; and


                                       3.

               (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of S$25,000.

     EXPENSES. "Expenses" shall have the meaning specified in SECTION 11.3 of the Agreement.

     GAAP. "GAAP" shall mean generally accepted accounting principles in Singapore, applied on a basis consistent with the basis on which the Intec Financial Statements were prepared.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

          (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

          (b)  right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any:

          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     HAZARDOUS MATERIAL. "Hazardous Material" shall include: any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; any waste, gas or other substance or material that is explosive or radioactive; any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined; any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in the foregoing clauses.

     ICB. "ICB" shall mean the Industrial & Commercial Bank Limited.

     ICB FACILITY. "ICB Facility" shall have the meaning specified in SECTION 1.3(b)(x) of the Agreement.


                                       4.

     INDEMNIFICATION THRESHOLD. "Indemnification Threshold" shall have the meaning specified in SECTION 10.3(a) of the Agreement.

     INDEMNITEES. "Indemnitees" shall mean the Purchaser, the Companies and any successor or permitted assign of Purchaser under SECTION 11.12 of the Agreement. The Selling Stockholders shall not be deemed to be one of the "Indemnitees."

     INTEC. "Intec" shall have the meaning specified in Recital "A" to the Agreement.

     INTEC CONTRACT. "Intec Contract" shall mean any Contract:

          (a)  to which any of the Companies is a party;

          (b) by which the Companies or any of their assets is or may become bound or under which the Companies have or may become subject to any obligation; or

          (c) under which the Companies have or may acquire any right or interest.

     INTEC FINANCIAL STATEMENTS. "Intec Financial Statements" shall have the meaning specified in SECTION 2.5 of the Agreement.

     INTEC RETURNS. "Intec Returns" shall have the meaning specified in SECTION 2.19(b) of the Agreement.

     KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: such individual is actually aware of such fact or other matter; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter. The Selling Stockholders shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of the Selling Stockholders or Intec has Knowledge of such fact or other matter.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been (or, in respect to SECTION 2.15(b) or 10.8 of the Agreement, may in the future be) issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     MATERIAL CHANGE. "Material Change," shall mean, with regard to Intec:

          (a) any material adverse change in the Companies' businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on the Companies'


                                       5.

     businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

          (b) any loss, damage or destruction to, or any interruption in the use of, any of the Companies' assets (whether or not covered by insurance);

          (c) any action by the Companies to (i) declare, accrue, set aside or pay any dividend or any other distribution in respect of any shares of capital stock, or (ii) repurchase, redemption or other reacquisition of any shares of capital stock or other securities;

          (d) any sale or other issuance of any shares of capital stock or any other securities;

          (e) any amendment of the Companies' charter documents and any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) any purchase or other acquisition of any asset from any other Person, except for supplies acquired in the Ordinary Course of Business, and any lease or license of any asset from any other Person except for leases of office equipment and similar items involving less than S$25,000 in the aggregate.

          (g)  any capital expenditures;

          (h) any sale or other transfer, and any lease or license, of any asset to any other Person except for products sold from inventory in the Ordinary Course of Business;

          (i) any writing off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (j) any pledge or hypothecation of any assets or the subjection of any assets to any Encumbrance;

          (k) any loan or advance to any other Person except for the extension of credit to customers in the Ordinary Course of Business;

          (l) any (i) establishment or adoption of any Benefit Plan for its employees, or (ii) payment of any bonus or any profit-sharing or similar payment to, or material increase in the per annum wages, salaries, commission rate, fringe benefits or other compensation or remuneration payable to, any directors, officers or employees;

          (m) any entering into, or the subjection of any assets (owned or used) to the provisions of, any Contract that is not an Excluded Contract;

          (n) any amendment or termination of any Contract by which the Companies or any of the assets owned or used by the Companies, is or was bound, or under which the Companies have or had any rights or interest, has been amended or terminated;

          (o) any incurrance or assumption by the Companies of, and any other event as a result of which the Companies have become subject to, any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Intec in the Ordinary Course of Business;


                                       6.

          (p) any discharge by the Companies of any Encumbrance or discharge or payment of any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by the Companies since December 31, 1998 in the Ordinary Course of Business, and
     (ii) have been discharged or paid in the Ordinary Course of Business;

          (q) any forgiveness by the Companies of any debt or other release or waiver of any right or claim;

          (r) any change in any respect in any of the Companies' methods of accounting or accounting practices;

          (s) any entry by the Companies into any transaction or taking of any other action outside the Ordinary Course of Business; and

          (t) any agreement, commitment or offer by the Companies (in writing or otherwise), and any attempt, to take any of the actions referred to in clauses "(a)" through "(s)" above.

     MINORITY SHAREHOLDERS. "Minority Shareholders" shall have the meaning specified in SECTION 2.30 of the Agreement.

     MTNV. "MTNV" shall have the meaning specified in the introductory paragraph of the Agreement.

     MTNV STOCK. "MTNV Stock" shall mean the common stock of MTNV, par value NLG
0.96 each.

     NON-ZERO THRESHOLD CLAIMS. "Non -Zero Threshold Claims" shall mean all claims for indemnification by the Indemnitees under this Agreement that are not Zero Threshold Claims.

     NOTIFICATION DATE. "Notification Date" shall have the meaning specified in
SECTION 5.2(b)(i) of the Agreement.

     ORDER. "Order" shall mean any:

          (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

          (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

     ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Companies shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

          (a) such action is recurring in nature, is consistent with the Companies' past practices and is taken in the ordinary course of the Companies' normal day-to-day operations;

          (b) such action is taken in accordance with sound and prudent business practices;


                                       7.

          (c) such action is not required to be authorized by the Companies' shareholders, the Companies' board of directors or any committee of the Companies' board of directors and does not require any other separate or special authorization of any nature; and

          (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to Intec's business.

     PAYABLE CLAIM. "Payable Claim" shall have the meaning specified in SECTION 10.11(c) of the Agreement.

     PENDING CLAIM. "Pending Claim" shall have the meaning specified in SECTION 10.11(c) of the Agreement.

     PERSON. "Person" shall mean any individual, Entity or Governmental Body.

     POOLING OF INTERESTS. "Pooling of Interests" shall mean pooling of interests accounting treatment.

     PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or, with respect to SECTION 10 of the Agreement only, may in the future, be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

     PURCHASER. "Purchaser" shall have the meaning specified in the introductory paragraph of the Agreement.

     REGISTRABLE SECURITIES. "Registrable Securities" shall have the meaning specified in SECTION 5.2(a) of the Agreement.

     REGISTRATION EXPENSES. "Registration Expenses" shall have the meaning specified in SECTION 5.2(a) of the Agreement.

     REGISTRATION STATEMENT. "Registration Statement" shall have the meaning specified in SECTION 5.2(a) of the Agreement.

     RELATED PARTY. Each of the following shall be deemed to be a "Related
Party":

          (a)  the Selling Stockholders;

          (b) each individual who is, or who has at any time been, an officer of the Companies;

          (c) each member of the family of each of the individuals referred to in clause "(a)" above; and


                                       8.

          (d) any Entity (other than the Companies) in which any one of the individuals referred to in clauses "(a)" and "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Stockholders and all other Related Parties shall not be deemed to be "Representatives" of Intec.

     RHB. "RHB" shall mean RHB Bank Berhad.

     RHB FACILITY. "RHB Facility" shall have the meaning specified in SECTION 1.3(b)(x) of the Agreement.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SECURITIES ACT. "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

     SELLING EXPENSES. "Selling Expenses" shall have the meaning specified in
SECTION 5.2(a) of the Agreement.

     SELLING STOCKHOLDERS. "Selling Stockholders" shall have the meaning specified in the introductory paragraph of the Agreement.

     SETTLED CLAIM. "Settled Claim" shall have the meaning specified in SECTION 10.11(c) of the Agreement.

     SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

     SHARE REPURCHASE TRANSACTION. "Share Repurchase Transaction" shall have the meaning specified in SECTION 2.30 of the Agreement.

     STAMP DUTY DOCUMENTS. "Stamp Duty Documents" shall mean the statutory declaration in relation to the transfer of Shares in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and sworn by the transferor of Shares, together with all documents required to be attached to such statutory declaration and a working sheet computing the net asset value per Share of the Company or, in lieu of such statutory declaration, a letter in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and signed by a Director or the secretary of the Company incorporating a working sheet computing the net asset value per Share of the Company.

     SUSPENSION NOTICE. "Suspension Notice" shall have the meaning specified in
SECTION 5.2(d)(ii) of the Agreement.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, goods and services tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.


                                       9.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean this Stock Purchase Agreement and the other agreements, documents, and certificates entered into or exchanged between the parties as contemplated herein.

     TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                    (i) the sale of the Shares by the Selling Stockholders to the Purchaser in accordance with the Agreement; and

                    (ii) the performance by the Selling Stockholders and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by the Selling Stockholders and the Purchaser of their respective rights under the Transactional Agreements.

     UNAUDITED BALANCE SHEET DATE. "Unaudited Balance Sheet Date" shall have the meaning specified in SECTION 2.5(b) of the Agreement.

     UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in SECTION 2.5(b) of the Agreement.

     ZERO THRESHOLD CLAIMS. "Zero Threshold Claims" shall mean claims for indemnification by the Indemnitees pursuant to SECTION 5.2(e) of the Agreement, for willful Breach of this Agreement by the Selling Stockholders, or for Breach of SECTIONS 10.12 (including, without limitation, Section 4.2 of the Escrow Agreement), 11.3 and 11.4 of the Agreement by the Selling Shareholders, which such claims shall be payable on a dollar-for-dollar basis.



                                       10.

                                    EXHIBIT B

                           ALLOCATION OF CONSIDERATION


        NAME                                                    NUMBER OF
                                                           CONSIDERATION SHARES
                                      ESCROWED SHARES      CONSIDERATION SHARES PAID      TOTAL
Cher Lew Hiong James                  13,300               152,950                        166,250
Chia Chiap Heng Basil                 6,840                78,660                         85,500
Cher Lew Kwang Francis                10,260               117,990                        128,250
Elite Star Enterprises Pte. Ltd.      7,600                87,400                         95,000


                                       1.

                                    EXHIBIT C

                             FORM OF GENERAL RELEASE



     THIS GENERAL RELEASE ("General Release") is being executed and delivered as of November 17, 2000, by _________________ ("Releasor") to and in favor of, and for the benefit of, INTEC TECHNOLOGY (S) PTE LTD., a company organized under the laws of Singapore ("Target"), METRON TECHNOLOGY N.V., a corporation organized under the laws of the Netherlands ("Purchaser"), and the other Releasees (as defined in Section 2).


                                    RECITALS

     A. Contemporaneously with the execution and delivery of this General Release, Releasor is selling his shares of the capital stock of Target to Purchaser pursuant to a Stock Purchase Agreement dated as of November 17, 2000 (the "Stock Purchase Agreement").

     B. Target has required, as a condition to consummating the transactions contemplated by the Stock Purchase Agreement, that Releasor execute and deliver this General Release.


                                    AGREEMENT

     In order to induce Purchaser to consummate the transactions contemplated by the Stock Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

I. RELEASE. Releasor, for himself and for each of his Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

II.  DEFINITIONS.

          (a) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor's acts or signature) or over which Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b) The term "Releasees" shall mean and include: (i) Purchaser; (ii) Target; (iii) each of the direct and indirect subsidiaries of Target; (iv) each other affiliate of Target; and


                                       1.

(v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.

          (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in Releasor's capacity as a shareholder, director, officer or employee of Target or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

          (d) The term "Released Claims" shall mean and include each and every Claim that Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees which has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing at any time prior to the execution of this General Release (including, without limitation, any claims relating to the negotiation of amount of consideration under the Stock Purchase Agreement and the other Transactional Agreements, as defined in the Stock Purchase Agreement, but excluding always, for the avoidance of doubt, any and all of such Releasor's rights and claims under the Stock Purchase Agreement and the other Transactional Agreements).

III. REPRESENTATIONS AND WARRANTIES. Releasor represents and warrants that:

          (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c) no Associated Party of Releasor has or had any Claim against any of the Releasees;

          (d) this General Release has been duly and validly executed and delivered by Releasor;

          (e) this General Release is a valid and binding obligation of Releasor, and is enforceable against Releasor in accordance with its terms;

          (f) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by Releasor under this General Release;


                                       2.

          (g) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Releasor or, to the best knowledge of Releasor, any of Releasor's Associated Parties is a party or by which such Releasor or any of Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or , to the best knowledge of Releasor, any of Releasor's Associated Parties is subject; and

          (h) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

IV. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including reasonable attorneys' fees) that is suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to, (a) any breach of any representation or warranty contained herein, or (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties.

V.   MISCELLANEOUS.

          (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Releasor and Releasees relating to the subject matter hereof.

          (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against Releasor, then the unenforceability of such provision or part thereof against Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

          (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of Singapore (without giving effect to principles of conflicts of laws).


                                       3.

          (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any court located in Singapore. Releasor:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each court located in Singapore in connection with any such legal proceeding;

               (ii) agrees that each court located in Singapore shall be deemed to be a convenient forum; and

               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in court located in Singapore, any claim that Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against Releasor or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

     (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     (f) Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

     (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

     (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, Releasor.

     (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.


                                       4.

     (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."











                      [THIS SPACE INTENTIONALLY LEFT BLANK]









                                       5.

IN WITNESS WHEREOF, Releasor has caused this General Release to be executed as of the date first above written.

                                    RELEASOR


                                    ------------------------



Acknowledged and agreed:



METRON TECHNOLOGY N.V.

By:____________________________
Its:


By:____________________________
Its:

INTEC TECHNOLOGY (S) PTE. LTD.


By:____________________________
Its:



                                       6.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

--------------------------------------------------------------------------------

                        INDEMNIFICATION ESCROW AGREEMENT


                                  by and among:



                             METRON TECHNOLOGY N.V.,
           a corporation organized under the laws of the Netherlands;



    CHER LEW HIONG JAMES, CHIA CHIAP HENG BASIL, CHER LEW KWANG FRANCIS, AND
                        ELITE STAR ENTERPRISES PTE. LTD.,
                a company organized under the laws of Singapore,
        being all of the shareholders of Intec Technology (S) Pte. Ltd.;



                                       and



                                ALLEN & GLEDHILL,
                A SINGAPORE LAW FIRM ORGANIZED AS A PARTNERSHIP,
                                 AS ESCROW AGENT





                          Dated as of November 17, 2000


--------------------------------------------------------------------------------


                                       2.

     THIS INDEMNIFICATION ESCROW AGREEMENT, dated as of November 17, 2000, is entered into by and among Metron Technology N.V., a corporation organized under the laws of the Netherlands ("MTNV"), Allen & Gledhill, a Singapore law firm organized as a partnership, as escrow agent ("ESCROW AGENT") and the following parties (collectively, "SELLING STOCKHOLDERS"): Cher Lew Hiong James, an individual; Chia Chiap Heng Basil, an individual; Cher Lew Kwang Francis, an individual; and Elite Star Enterprises Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore. (MTNV and Selling Stockholders are referred to herein together as the "DEPOSITORS" and each individually as a "DEPOSITOR").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Depositors are parties to a certain Stock Purchase Agreement dated as of the date hereof (the "STOCK PURCHASE AGREEMENT") providing for, among other things, the purchase by MTNV of all of Selling Stockholders' shares in Intec Technology (S) Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore;

     WHEREAS, the Depositors wish to provide for the creation of an Escrow Fund (as hereinafter defined) in order to implement the provisions of the Stock Purchase Agreement and this Escrow Agreement; and

     WHEREAS, the Depositors wish to appoint Escrow Agent, and Escrow Agent has agreed to act, as a depository and administrator of the Escrow Fund upon the terms, conditions and provisions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed among the parties hereto as follows:

1.   DEFINED TERMS

     1.1 All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Stock Purchase Agreement, which definitions are incorporated herein by reference.

2.   APPOINTMENT OF ESCROW AGENT

     2.1 The Depositors hereby designate Escrow Agent and Escrow Agent hereby agrees to act, as a depository and administrator of the Escrow Fund, upon the terms and subject to the conditions set forth herein.

     2.2 The duties, responsibilities and obligations of Escrow Agent, in its capacity as such, shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between the Depositors or to which any Depositor is a party, even though reference thereto may be made herein (except to the extent that definitions contained in the Stock Purchase Agreement are incorporated in this Agreement), or to comply with any direction or instruction (other than joint written instructions of the Depositors,


                                       3.

instructions contained herein, written instructions delivered in accordance with this Escrow Agreement, or pursuant to a Final Order (as herein defined)) from any person. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder unless otherwise specifically set forth herein.

     2.3 If at any time Escrow Agent is served with an order, judgment, decree, writ or other form of judicial process of a court of competent jurisdiction, concerning which Escrow Agent either itself reasonably believes or is advised by competent and experienced legal counsel of its own choosing (which may be legal counsel to either Depositor) that such order, judgment, decree, writ or other form of judicial process is not subject to further review or appeal (a "FINAL ORDER"), which in any way affects the Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Fund), Escrow Agent is authorized to rely upon and comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such Final Order, Escrow Agent shall not be liable to any Depositor or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

     2.4 (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder, except with respect to claims which are successfully asserted against Escrow Agent based upon the bad faith, gross negligence or willful misconduct of Escrow Agent. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon (x) any written instruction, notice, demand, certificate or document from any Depositor (or any entity acting on behalf of any Depositor) pursuant to the terms of this Escrow Agreement or (y) the joint written instructions of the Depositors, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Fund, valued as of the date of deposit.

          (b) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

     2.5 Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.


                                       4.

     2.6 Escrow Agent shall provide to Depositors such statements identifying transactions, transfers or holdings with respect to the Escrow Fund as the parties hereto shall from time to time agree. All such statements shall be deemed to be correct and final upon receipt thereof by the Depositors unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

     2.7 Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

     2.8  Depositors shall indemnify, in the manner further provided in this
Section 2.8, Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "LOSSES") arising from or in connection with or related to this Escrow Agreement (including but not limited to, Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of bad faith, gross negligence or willful misconduct on its part); provided, however, that (i) Escrow Agent shall not be indemnified for Losses arising from claims which are successfully asserted against Escrow Agent based upon the bad faith, gross negligence or willful misconduct of Escrow Agent; (ii) promptly after the receipt by Escrow Agent of written notice of any demand or claim or the commencement of any such action, suit or proceeding, Escrow Agent shall notify the Depositors in writing of the existence of such demand, claim, action, suit or proceeding; (iii) the Depositors shall be entitled severally and each at its own expense, to participate in and assume the defense of any such action, suit or proceeding through counsel of its own choosing if it gives written notice of its intention to do so no later than twenty (20) days following notice thereof by Escrow Agent or such shorter time period as Escrow Agent may specify if the interests of Escrow Agent would be materially prejudiced if a defense to any such action, suit or proceeding is not initiated within such shorter period; PROVIDED, HOWEVER, that if the defendants in any action, suit or proceeding shall include the Depositors (or any of them) as well as Escrow Agent and Escrow Agent shall have reasonably concluded that counsel selected by any such Depositor has a conflict of interest because of the availability of different or additional defenses to Escrow Agent, Escrow Agent shall have the right to itself defend, or to select separate counsel to participate in the defense of, such action, suit or proceeding on its behalf, at the expense of the Depositors; and (iv) the aforesaid indemnity obligations shall survive the termination of this Escrow Agreement or the resignation of Escrow Agent. Notwithstanding anything to the contrary herein, MTNV shall be responsible for, and shall promptly pay to Escrow Agent when due, an amount equal to 50% of such Loss for which Escrow Agent is entitled to be indemnified hereunder and Selling Stockholders shall be jointly and severally responsible for, and shall promptly pay when due, an amount equal to 50% of such Loss for which Escrow Agent is entitled to be indemnified hereunder.

     2.9 (a) The Depositors jointly may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by all Depositors. In such event, Escrow Agent shall promptly account for and deliver to the successor escrow agent named in such notice the then current balance of the Escrow Fund, including all investments thereof and


                                       5.

accrued income thereon. Upon acceptance thereof and of such accounting by such successor escrow agent, and upon reimbursement to Escrow Agent of all expenses due to it hereunder through the date of such accounting and delivery, Escrow Agent, in its capacity as such, shall be released and discharged from all of its duties and obligations hereunder, but without prejudice to any liability of Escrow Agent for its bad faith, gross negligence or willful misconduct hereunder.

          (b) Without limiting the foregoing, Escrow Agent (and any successor escrow agent hereunder) shall have the right at any time to resign as such by delivering the Escrow Fund to any successor escrow agent jointly designated by the Depositors in writing, or to any court of competent jurisdiction and the costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Depositors (with MTNV bearing 50% of such expenses and Selling Stockholders jointly and severally bearing 50% of such expenses) and Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement, except for any liability of Escrow Agent arising out of its bad faith, gross negligence or willful misconduct hereunder.

          (c) The resignation of Escrow Agent will take effect on the earlier to occur of (i) the appointment of a successor escrow agent (including a court of competent jurisdiction) or (ii) the date which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties; provided, however, that if at that time Escrow Agent has not received a designation of a successor escrow agent hereunder, Escrow Agent shall continue to serve as such but its sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of successor escrow agent hereunder or a joint written disposition instruction by the Depositors or a Final Order.

     2.10 (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Fund, unless Escrow Agent receives written instructions, signed by all Depositors, which eliminates such ambiguity or uncertainty, in which case Escrow Agent shall then take such action in accordance with such instructions.

          (b) Should any dispute arise with respect to the payment, ownership or right of possession of any proposed disbursement from the Escrow Fund, Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of such proposed disbursement until such dispute shall have been settled either by mutual agreement of the parties concerned or by a Final Order, provided that Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, and, provided further, that if any such dispute continues for more than forty-five (45) days, Escrow Agent may, in its discretion, upon written notice to the Depositors, interplead the Escrow Fund (or that portion thereof which is the subject of such dispute) to a court of competent jurisdiction (subject to the provisions of Section 7.1(a) hereof). The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Depositors (with MTNV bearing 50% of such expenses and Selling Stockholders jointly and severally bearing 50% of such expenses).


                                       6.

     2.11 (a) For its services hereunder, Escrow Agent shall be entitled to be paid fees in the amount attached hereto as Exhibit A.

          (b) Except as otherwise provided herein, the foregoing fees, together with the reasonable out-of-pocket expenses incurred by Escrow Agent in performing its duties under this Escrow Agreement, shall be borne by MTNV.

3.   ESTABLISHMENT OF ESCROW FUND

     3.1 (a) Simultaneously with the execution of this Agreement, MTNV has deposited stock certificates registered in the names of Selling Stockholders and representing the number of shares of the common stock of MTNV ("MTNV COMMON STOCK") all as set forth in Exhibit B hereto, par value NLG 0.96 each (including the proceeds thereof that are securities, as applicable, the "ESCROWED SHARES") in escrow with Escrow Agent and Selling Stockholders have delivered to Escrow Agent, for deposit in the Escrow Fund, stock powers (executed in blank) covering the Escrowed Shares. Such Escrowed Shares, and all cash and non-cash dividends or other distributions paid or payable on or with respect to the Escrowed Shares, shall be deposited in escrow and shall be held by Escrow Agent in accordance with the terms of this Escrow Agreement. Any amounts of cash held by Escrow Agent at any time shall be held by Escrow Agent in a separate, interest-bearing account with a licensed bank in Singapore established by Escrow Agent and designated as such pursuant to the terms of this Escrow Agreement and such amounts shall be invested in accordance with Section 3.1(c) hereof. If at any time prior to the release of the Escrowed Shares from escrow, there shall be a merger or consolidation of MTNV with or into another entity and the then-issued and outstanding MTNV Common Stock is cancelled or exchanged in connection therewith, then the proceeds thereof (whether in the form of cash, securities or other property or assets) which a holder of the Escrowed Shares is entitled to receive, shall be delivered to and held in escrow by Escrow Agent to the extent that such Escrowed Shares are held in escrow at such time. If at any time prior to the release of the Escrowed Shares from escrow, there shall occur a subdivision, combination, conversion or reclassification of the MTNV Common Stock into a different class or kind of security, then the number and kind of securities as are issuable to the record holder of the Escrowed Shares as a result of such change with respect to the MTNV Common Stock shall be delivered to and held in escrow by Escrow Agent to the extent that such Escrowed Shares are held in escrow at such time. Any proceeds or securities held in escrow by Escrow Agent shall be subject to the same escrow arrangements and provisions as are specified herein for the Escrowed Shares and any securities shall be valued in like manner as the Escrowed Shares as set forth in Section 4.2(g). All such Escrowed Shares, property, and/or cash referred to in this Section 3.1(a), less any property and/or cash distributed or paid in accordance with this Escrow Agreement, shall constitute the "ESCROW FUND".

          (b) Selling Stockholders hereby (i) authorize MTNV to deliver directly to Escrow Agent all dividends and other distributions made in respect of any Escrowed Shares held in the Escrow Fund (whether paid in cash, securities or other property), all of which dividends and distributions shall be added to and become part of the Escrow Fund, and (ii) agree to deliver to Escrow Agent such additional stock powers and other instruments of transfer (executed in blank) as MTNV shall reasonably request from time to time in respect of all securities and other


                                       7.

property deposited in the Escrow Fund pursuant to clause (i) of this sentence. The parties acknowledge and agree that until the Escrowed Shares are released from escrow to Selling Stockholders or sold pursuant to the Stock Purchase Agreement and Section 4.3 hereof, Selling Stockholders shall have all rights with respect thereto (including the right to vote the shares) except that neither Selling Stockholders, nor any of its affiliates, shall have the right, directly or indirectly, to sell, assign, pledge, encumber, hypothecate or otherwise dispose of any such shares or any interest therein (except as otherwise set forth in the Stock Purchase Agreement or Section 4.3(a) hereof).

          (c) With respect to cash on deposit from time to time in the Escrow Fund, Escrow Agent shall, pursuant to the written direction of Selling Stockholders, invest such funds, including without limitation, all undistributed income earned thereon, and shall, pursuant to the written direction of Selling Stockholders, keep the same invested in certain instruments subject to the restrictions and limitations hereinafter provided, and shall disburse the same in accordance with the terms, conditions and provisions hereof. Escrow Agent shall be instructed to invest the funds solely in an interest-bearing bank account with a licensed bank in Singapore. Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with Section 2.4(a) hereof.

4.   DISPOSITION OF ESCROW FUND

     4.1 The Escrow Fund shall be held (and invested and reinvested, as applicable) by Escrow Agent pursuant to the terms of this Escrow Agreement until the Escrow Fund is eligible for disbursement in accordance with the terms of this Escrow Agreement.

     4.2 Escrow Agent shall disburse the Escrow Fund, in whole or in part, as set forth in this Section 4.2.

          (a) The Escrow Fund shall be held by Escrow Agent in order to secure the obligations of Selling Stockholders to indemnify the Indemnitees for any claims for Damages arising under the Stock Purchase Agreement ("INDEMNITY CLAIMS").

          (b) A copy of any claim notice with respect to Indemnity Claims ("CLAIM NOTICE") submitted by MTNV (or other Indemnitee, as applicable) to Selling Stockholders pursuant to Section 10.11 of the Stock Purchase Agreement shall be simultaneously sent by MTNV (or other Indemnitee, as applicable) to Escrow Agent. Each such Claim Notice shall specify whether an Indemnity Claim is not subject to the Indemnification Threshold and is thus payable on a dollar-for-dollar basis without any initial exclusion therefor ("ZERO THRESHOLD CLAIM") or is subject to the Indemnification Threshold ("NON-ZERO THRESHOLD CLAIM") and, if the latter, whether the amount of such claim, when combined with all previous Non-Zero Threshold Claims that have been Definitively Resolved in favor of Indemnitees, exceeds the indemnification threshold provided in Section
10.3 of the Stock Purchase Agreement ("INDEMNIFICATION THRESHOLD") and shall set forth an estimated amount of Damages for such claim, which shall include, without limitation, MTNV's good faith estimate of the costs and expenses reasonably expected to be incurred by such Indemnitee in investigating and disposing


                                       8.

of any such claim. Until they are Definitively Resolved in the manner hereinafter provided, all unresolved Indemnity Claims shall be referred to herein as "PENDING CLAIMS".

          (c) Following its receipt of a Claim Notice from MTNV (or other Indemnitee) pursuant to Section 4.2(b), Selling Stockholders shall have sixty
(60) days in which to provide a written notice to MTNV (with a copy to Escrow Agent) as to whether it wishes to dispute the Indemnity Claim identified in such Claim Notice, in whole or in part (a "DISPUTE NOTICE"); provided that, if Escrow Agent has not received a written Dispute Notice from Selling Stockholders within such sixty (60) day period (the "DISPUTE PERIOD"), then Selling Stockholders shall be deemed to have consented to the full amount of the claim identified in such Claim Notice. If, following the delivery of a Claim Notice from MTNV but prior to the date the relevant indemnification period terminates pursuant to
Section 10.1(a) or (b) of the Stock Purchase Agreement for the claim covered by such Claim Notice, MTNV determines, in good faith, that the amount of potential Damages relating to such claim exceeds the estimated Damages initially set forth in the Claim Notice, then MTNV shall have the right to submit an amended Claim Notice, with a copy to Escrow Agent, to Selling Stockholders setting forth such additional amount of estimated Damages. Notwithstanding the foregoing, if such amended Claim Notice is delivered within the Dispute Period for the claim relating to such Claim Notice, such Dispute Period shall automatically be extended for a further thirty (30) days following Selling Stockholders' receipt of such amended Claim Notice.

          (d) For purposes hereof, any Indemnity Claim shall be deemed to have been "DEFINITIVELY RESOLVED" when any of the following events has occurred:

               (i) a claim is settled by mutual written agreement of MTNV and Selling Stockholders; or

               (ii) a final judgment, order or award of a court of competent jurisdiction or arbitrator deciding such claim has been rendered, as evidenced by a certified copy of such judgment, order or award, provided that such judgment, order or award is not appealable or the time for taking an appeal has expired; or

               (iii) during the Dispute Period Escrow Agent has not received a written Dispute Notice from Selling Stockholders.

     An Indemnity Claim that has been Definitively Resolved shall be referred to herein as a "SETTLED CLAIM". Escrow Agent shall provide the Payment Notice contemplated under Section 4.2 (h) with respect to a Indemnity Claim that has been Definitively Resolved, five (5) business days after Escrow Agent has received one of the following (a "SETTLEMENT NOTICE"): (A) with respect to subparagraph (i) above, a copy of joint instructions duly signed by MTNV and Selling Stockholders stating that a Indemnity Claim has been settled by mutual written agreement of MTNV and Selling Stockholders; (B) with respect to subparagraph (ii) above, a certified copy of the final judgment, order or award of the relevant court or arbitrator, together with a certificate duly signed by both the prevailing party and its counsel in such proceeding certifying that such judgment, order or award is final and non-appealable for all purposes hereof; and (C) with


                                       9.

respect to subparagraph (iii) above, written confirmation from MTNV to the effect that MTNV delivered a copy of the relevant Claim Notice to Selling Stockholders as required under Section 4.2(b) hereof and did not receive any written Dispute Notice from Selling Stockholders within the aforesaid sixty (60) day period. Each Settlement Notice shall stipulate the amount of the Settled Claim described therein, and copies thereof shall be provided to each of the parties hereunder at the same time it is provided to Escrow Agent. MTNV and Selling Stockholders hereby acknowledge and agree that Escrow Agent shall have the right to conclusively rely upon any Settlement Notice duly given jointly by MTNV and Selling Stockholders under sub-clause (A) in the preceding sentence, by either of MTNV or Selling Stockholders under sub-clause (B) in the preceding sentence and by MTNV under sub-clause (C) in the preceding sentence, and shall be authorized to act upon any such written notice.

          (e) To the extent that a Settled Claim has been Definitively Resolved in favor of MTNV, and as further provided in this Section 4.2(e) or in Section 4.2(h), Escrow Agent shall, following receipt of a Settlement Notice in accordance with, and subject to the five (5) business days period provided for in, Section 4.2(d) and following the ten (10) day notice period of Section 4.2(h), disburse the full amount (or the relevant portion, as applicable) of such Settled Claim to MTNV (or such other person as MTNV shall direct in writing) from the Escrow Fund as set forth in the Settlement Notice in either cash or Escrowed Shares. In the event that Escrowed Shares are disbursed to MTNV, such Escrowed Shares shall be deemed to be returned to MTNV by the Selling Stockholders and shall be held by MTNV for its own account; PROVIDED FURTHER THAT for purposes of Netherlands law, the legal basis (TITEL) for any distribution of the Escrowed Shares (or the proceeds thereof) to MTNV pursuant to the Purchase Agreement and/or this Agreement shall be deemed to be based on a partial dissolution of the Purchase Agreement as a preservation of a defective performance under the Purchase Agreement against a reduction of the purchase price (BEHOUD VAN EEN ONDEUGDELIJKE PRESTATIE TEGEN VERMINDERING VAN DE KOOPPRIJS) pursuant to Article 270 of Book 6 of the Netherlands Civil Code ("NCC") and the obligation to undo (ONGEDAANMAKINGSVERPLICHTING) of the Selling Stockholders pursuant to the Purchase Agreement and Article 271 of Book 6 of the NCC. For the avoidance of doubt, it is acknowledged and agreed that in the event that both cash and Escrowed Shares are held in the Escrow Fund as of the date of such proposed disbursement, then Escrow Agent shall disburse cash or Escrowed Shares, or some combination thereof, at the election of the Selling Stockholders, which shall be set forth in the applicable Settlement Notice or other written notice by the Selling Stockholders to Escrow Agent and MTNV not less than three (3) business days prior to the date of disbursement specified by Escrow Agent pursuant to the Payment Notice. Notwithstanding the foregoing, if the Settled Claim relates to any matter which is a Non-Zero Threshold Claim (as identified in the relevant Settlement Notice), no amounts shall be disbursed to MTNV hereunder in respect of such Settled Claim unless and until the amount of such claim, together with the accumulated amount of all Non-Zero Threshold Claims exceeds the Indemnification Threshold (i.e., $75,000), and, provided further, that at such time as the Indemnification Threshold has been exceeded, all previous withheld payments (if any) in respect of such Settled Claims shall be distributed to MTNV. For the avoidance of doubt, the parties acknowledge and agree that all Settled Claims that relate to matters which constitute Zero Threshold Claims, as identified in the Settlement Notice, shall be immediately payable by Escrow Agent without regard to the Indemnification Threshold. Instructions as to the proper treatment of Zero Threshold Claims and Non-Zero Threshold Claims shall be provided to


                                      10.

Escrow Agent in each Settlement Notice provided to Escrow Agent pursuant to
Section 4.2(d) above. Escrow Agent shall have the right to conclusively rely upon any such Settlement Notice and shall have no liability with respect to any such Settlement Notice.

          (f) The Escrow Fund shall continue to be held by Escrow Agent until the Escrow Termination Date (as defined in Section 6.1) and thereafter, to the extent provided for herein, until all Pending Claims have been Definitively Resolved and all amounts with respect to all Settled Claims have been disbursed in accordance with the terms of this Escrow Agreement. On the Escrow Termination Date, the following provisions shall apply with respect to the disbursement of any cash or Escrowed Shares remaining in the Escrow Fund on that date:

               (i) To the extent, if any, that cash and/or Escrowed Shares or non-cash proceeds thereof, as applicable, remaining in the Escrow Fund on the Escrow Termination Date exceed the total amount of any then-existing Pending Claims (a "TERMINATION SURPLUS"), as such amount is set forth in the relevant Claim Notices, Escrow Agent shall disburse such Termination Surplus to Selling Stockholders;

               (ii) Escrow Agent shall retain cash and/or Escrowed Shares or other non-cash proceeds thereof, as applicable, in an amount equal to the remaining Pending Claims as set forth in the relevant Claim Notices and shall disburse the same to Selling Stockholders or to MTNV, as applicable, at such time as such Pending Claims are Definitively Resolved;

               (iii) For the avoidance of doubt, it is acknowledged and agreed that in the event that both cash and Escrowed Shares are held in the Escrow Fund as of the Escrow Termination Date, then Escrow Agent shall first retain the cash and then, to the extent that such cash is an amount less than the amount of the remaining Pending Claims, such number of Escrowed Shares as is determined by dividing (i) the aggregate amount of such Pending Claims less the amount of cash then in the Escrow Fund by (ii) the Closing Date Price, all as set forth in a written notice given by MTNV or, if such notice is not delivered as of the Escrow Termination Date, as set forth in the relevant Claims Notice relating to such Claim.

          (g) For purposes of this Section 4.2, each Escrowed Share shall be deemed to have a value equal to US$8.625, representing the Closing Date Price.

          (h) Escrow Agent shall provide written notice (the "PAYMENT NOTICE") to each of the Depositors of any distributions of funds to be made to MTNV or Selling Stockholders hereunder ten (10) days before making any such distributions pursuant to Section 4.2(e) or Section 4.2(f), as applicable. In the event that such notice pertains to a distribution under Section 4.2(e), MTNV shall within five (5) business days of receipt thereof provide written notice to Escrow Agent and Selling Stockholders setting forth the number of Escrowed Shares to be


                                      11.

disbursed pursuant to Section 4.2(e), which shall equal the sum of (i) the amount of the relevant Settled Claim less (ii) the amount of any cash available in the Escrow Fund to satisfy such claim, divided by the Closing Date Price. In no event shall Escrow Agent be required to calculate the number of Escrowed Shares to be disbursed pursuant to any provision of this Agreement. For purposes hereof, such ten (10)-day period shall commence on the date on which the relevant notice is given by Escrow Agent to MTNV and Selling Stockholders and shall terminate at midnight on the tenth (10th) day thereafter.

     4.3  (a)   Notwithstanding anything to the contrary herein, it is
acknowledged and agreed that during the period that the Escrowed Shares are held in the Escrow Fund, Selling Stockholders shall have the right to sell any or all of the Escrowed Shares (and upon such sale, the Selling Stockholders shall no longer be the record and beneficial owner of such Escrowed Shares, and such Escrowed Shares shall be released from escrow) PROVIDED THAT:

               (i) the Selling Stockholders have notified MTNV at least five (5) business days prior to the anticipated date of sale of such Escrowed Shares, of the Selling Stockholders' intention to sell such Escrowed Shares, and the total number of Escrowed Shares to be sold;

               (ii) such Escrowed Shares are covered by an effective registration statement under the Securities Act, pursuant to Section 5.2 of the Stock Purchase Agreement or are otherwise transferable pursuant to
Section 4.2 of the Stock Purchase Agreement;

               (iii) all proceeds of such sale are in cash and such cash is delivered immediately upon sale to the escrow account specified herein; and

               (iv) such Consideration Shares are not subject to a Payment Notice as set forth herein (except as otherwise provided in Section 4.2(e)(ii) hereof).

Upon receipt of written notice from MTNV that all such conditions set forth in this Section 4.3(a) have been met, Escrow Agent shall release the Escrowed Shares from escrow (and shall deliver such certificates evidencing the Escrowed Shares pursuant to the agreed-upon procedure, set forth in Section 4.3(b) below) for sale on the sale date. The parties acknowledge and agree that during the term of this Agreement, the Escrowed Shares shall be deemed not to have been released from escrow, and shall be available for purposes of satisfying any Settled Claims, until the consummation of the sale of such Escrowed Shares, provided further that Selling Stockholders shall, at any time prior to the consummation of the sale of such Escrowed Shares and if such Escrowed Shares are not then in possession of Escrow Agent, immediately upon the request of MTNV with notice to Escrow Agent and at the expense of Selling Stockholders, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by MTNV to re-deposit in the Escrow Fund any such Escrowed Shares as are required to satisfy any Settled Claims.

          (b) At least ten (10) business days before the anticipated sale date, Selling Stockholders and MTNV shall, after prior consultations with Escrow Agent, jointly provide

                                      12.

Escrow Agent with written notice (the "PROCEDURE NOTICE") as to the procedure with respect to: (i) the release of the stock certificates evidencing the Escrowed Shares from safekeeping by Escrow Agent and delivery by Escrow Agent of such certificate(s), and any other required documents, agreements or certificates, to such third-parties as set forth in the Procedure Notice on the sale date and (ii) the direct deposit of all proceeds of the sale of such Escrowed Shares into the Escrow Fund. Upon receipt of the Procedure Notice, Escrow Agent shall establish, as soon as possible but in no event later than three (3) business days after receipt of such Procedure Notice, an interest-bearing escrow account (as part of the Escrow Fund) with a licensed bank in Singapore in which proceeds of the sale of Escrowed Shares are to be deposited in accordance with Sections 3.1(a) and (c) hereof. For the avoidance of doubt, it is acknowledged and agreed that the Escrow Agent need not establish separate accounts for cash distributions on the Escrowed Shares and for the proceeds of each sale of Escrowed Shares. Subject to Section 2.10 hereof, Escrow Agent shall use its commercially reasonable efforts to follow the procedure set forth in the Procedure Notice, and shall use its commercially reasonable efforts to do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, at the cost and expense of Selling Stockholders and MTNV (with MTNV bearing 50% of such cost and Selling Stockholders jointly and severally bearing 50% of such cost), all such further acts, agreements, instruments, documents and certificates reasonably necessary in connection therewith.

     4.4 Escrow Agent shall receive signed receipts or other written confirmation of payment from any party that receives payments from Escrow Agent hereunder.

5.   DISPOSITION OF LNCOME

     5.1 All income earned from time to time on the Escrow Fund shall be pooled with all other funds held in the Escrow Fund for investment purposes. Any loss realized upon any investment of the Escrow Fund shall be charged to the Escrow Fund.

6.   TERM

     6.1 This Escrow Agreement shall become effective on the date hereof and shall remain in full force and effect until the earlier of the (a) date that the first post-Closing audit of MTNV that includes Intec is released to the public as certified in writing by MTNV to the Selling Stockholders and the Escrow Agent, and (b) November 17, 2001 (the earlier being the "ESCROW TERMINATION DATE"), except as otherwise provided in Section 4.2(f), or, if occurring sooner, until the entire Escrow Fund has been disbursed by Escrow Agent pursuant to the provisions of this Escrow Agreement, whereupon this Escrow Agreement and the escrow arrangements created hereunder shall terminate, and Escrow Agent shall be released and discharged from all further duties and obligations hereunder, except to the extent of any liability of Escrow Agent for its bad faith, gross negligence or willful misconduct hereunder.

7.   MISCELLANEOUS


                                      13.

     7.1 This Agreement shall be construed in accordance with, and governed in all respects by, the laws of Singapore (without giving effect to principles of conflicts of laws). All references to days, dates and times shall be to Singapore time.

     7.2 Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

     7.3 (a) Any notice, direction, instruction or other communication required or permitted hereunder shall be given in writing by hand delivery, by registered or certified first class mail, return receipt requested, postage prepaid, or by expedited courier service that regularly requires signed receipts evidencing delivery, in each case addressed to the party to receive the same at its respective address set forth below, or to such other address as such party may have designated by notice to the others in accordance with the provisions of this Section 7.3.

               (i)  If to MTNV:

                            1350 Old Bayshore Hwy.
                            Suite 360
                            Burlingame, CA 94010
                            USA
                            Telephone:   +1 650-401-4600
                            Facsimile:   +1 650-373-1135
                            Attention:   Peter V. Leigh

                            with copies to:

                            Cooley Godward LLP
                            Five Palo Alto Square
                            3000 El Camino Real
                            Palo Alto, CA 94306-2155
                            USA
                            Telephone:   +1 650-843-5183
                            Facsimile:   +1 650-849-7000
                            Attention:   Thomas M. Shoesmith

                            Allen & Gledhill
                            36 Robinson Road
                            #18-01 City House
                            Singapore 068877
                            Telephone:   +65 225-1611
                            Facsimile:   +65 224-1574
                            Attention:   Lee Kim Shin

               (ii) If to Selling Stockholders, other than Elite:

                            Cher Lew Hiong James


                                      14.

                            Chia Chiap Heng Basil
                            Cher Lew Kwang Francis
                            c/o Intec Technology (S) Pte. Ltd.
                            12 Little Road #08-01/02
                            Lian Cheong Industrial Building
                            Singapore 536986
                            Telephone:   +65 289-0511
                            Facsimile:   +65 289-0522

                            with copies to:

                            Drew & Napier
                            20 Raffles Place #17-00
                            Ocean Towers
                            Singapore 048620
                            Telephone:   +65 531-2238
                            Facsimile:   +65 535-4864
                            Attention:   David Ang/Andrew Ang

               (iii) If to Elite:

                            Elite Star Enterprises Pte. Ltd.
                            61 South Bridge Road
                            Boon Building #04-00
                            Singapore 058691
                            Telephone:   +65 535-5233
                            Facsimile:   +65 533-0308

                            Attention: Tay Siong Suanh

                            with copies to:

                            Drew & Napier
                            20 Raffles Place #17-00
                            Ocean Towers
                            Singapore 048620
                            Telephone:   +65 531-2238
                            Facsimile:   +65 535-4864
                            Attention:   David Ang/Andrew Ang

               (iv) If to Escrow Agent:

                            Allen & Gledhill
                            36 Robinson Road
                            #18-01 City House
                            Singapore 068877
                            Telephone:   +65 225-1611



                                      15.

                            Facsimile:   +65 224-1574
                            Attention:   Lee Kim Shin

     Copies of any written communications sent by either of MTNV or Selling Stockholders to Escrow Agent relating to this Escrow Agreement shall be sent to the other parties hereto, and copies of any written communications sent by Escrow Agent relating to this Escrow Agreement shall be sent to MTNV and Selling Stockholders. Notwithstanding the foregoing, MTNV and Selling Stockholders shall have the right to engage in direct written communications between themselves relating to this Escrow Agreement without providing copies thereof to Escrow Agent, except to the extent otherwise required under the terms of this Escrow Agreement.

     7.4 All notices, directions, instructions and communications hereunder shall be effective, and deemed given, if hand delivered, on and as of the date of receipt thereof, as evidenced by a written receipt by or on behalf of the party to which the same is so delivered, and, if mailed or sent by expedited courier, on and as of the date of delivery, as evidenced by the acknowledgement of delivery issued with respect thereto by the applicable postal authorities or by the confirmation of delivery issued by the applicable courier service.

     7.5 The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

     7.6 Each Depositor hereby represents and warrants severally, and not jointly, (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by such Depositor do not and will not violate any applicable law or regulation.

     7.7 The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in-full force and effect.

     7.8 This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

     7.9 This Agreement shall terminate upon the distribution of the Escrow Fund. The provisions of Sections 2.4, 2.8, 2.11, 7.1, 7.3, 7.8, 7.9 and 7.13
shall survive termination of this Escrow Agreement and/or the resignation or removal of Escrow Agent.

     7.10 No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Allen & Gledhill" by name or the rights, powers, or duties of Escrow Agent under this Agreement shall be issued by any other party hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

                                      16.

     7.11 The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof. For purposes of this Agreement, and except as otherwise specified, any fractional number of Escrowed Shares shall be rounded up to the nearest whole number of shares.

     7.12 This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

     7.13 Escrow Agent shall not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. The Depositors shall pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless Escrow Agent for any amounts that it is obligated to pay in the way of such taxes (with MTNV bearing 50% of such expenses and Selling Stockholders jointly and severally bearing 50% of such expenses). Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds that are a part of the Escrow Fund and is not responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

     7.14 This Escrow Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, remaindermen, assigns, executors, administrators, personal representatives, trustees and fiduciaries, as applicable. Escrow Agent shall be entitled, by notice in writing to the Depositors, to assign its rights and obligations under this Escrow Agreement to a law corporation established under the laws of Singapore in connection with the corporatisation of the law practice of Escrow Agent. Escrow Agent shall have the right to rely upon any proper evidence of the authority of any such successors, heirs, remaindermen, assigns, executors, administrators, personal representatives, trustees and fiduciaries, as applicable. Notwithstanding anything to the contrary herein, no beneficial interest of any person in the Escrow Fund shall be subject to anticipation or assignment by such person, nor shall the Escrow Fund be subject to the interference or control of any creditor of such person, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such person prior to disbursement, and each Depositor hereby agrees to indemnify the other Depositor in connection with any loss or diminution of such Depositor's interest in the Escrow Fund as a result of any such matter.

     7.15 Except as otherwise set forth herein or agreed by all of the Depositors hereto, all payments under this Agreement shall be made in U.S. Dollars. The tender or payment of any amounts payable under this Agreement (whether or not by recovery under a judgment) in any currency other than U.S. Dollars shall not novate, satisfy or discharge the obligation of the paying party to pay in U.S. Dollars all amounts payable by such party. To the extent that any Indemnity Claim is expressed in Singapore Dollars, the amount of such claim shall be deemed equal (in U.S. Dollars) to such number of Singapore Dollars multiplied by the conversion rate of

                                      17.

Singapore Dollars into U.S. Dollars as published in the ASIAN WALL STREET JOURNAL as of the business day that is two business days before the date of the Claim Notice relating to such Indemnity Claim.

     7.16 Each of the Depositors hereby acknowledges and agrees that, notwithstanding the appointment of Allen & Gledhill as the Escrow Agent hereunder, (i) Allen & Gledhill shall be entitled to act for MTNV and/or its Affiliates in any claim, action, suit or proceeding by or against the Sellers arising out of, based upon or related in any manner to, the Stock Purchase Agreement or any of the Transactional Agreements (but excluding any claim, action, suit or proceeding by or against the Sellers under this Escrow Agreement) and each of the Sellers hereby waives any actual or potential conflict of interest that may exist or arise by reason of Allen & Gledhill so acting for MTNV and/or its Affiliates.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]



                                      18.

      IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                       METRON TECHNOLOGY N.V.


                                       By:__________________________________
                                       Its:


                                       By:__________________________________
                                       Its:


                                       CHER LEW HIONG JAMES


                                       ____________________________________


                                       CHIA CHIAP HENG BASIL


                                       ____________________________________


                                       CHER LEW KWANG FRANCIS


                                       ____________________________________


                                       ELITE STAR ENTERPRISES PTE. LTD.


                                       By:_________________________________
                                       Its:


                                       ALLEN & GLEDHILL


                                       By:_________________________________
                                       Its:



                                      19.

                                    EXHIBIT A



                                   ESCROW FEE

                                       FOR

                             MTNV/INTEC TRANSACTION


NCE AND ADMINISTRATION FEE ..............................S$7,000.00


This one time fee is payable upon closing date and includes:

-    Review of Agreement and supporting documents

-    Establishment of accounts

-    Administration of accounts

-    Reporting

                              TERMS OF ARRANGEMENT

OUT-OF-POCKET

Fees set forth above do not include out-of-pocket expenses such as, but not limited to, travel, expenses of foreign depositaries, stationery, postage, telephone, telex, original issue delivery costs and retention of records which will be billed to MTNV.

MISCELLANEOUS SERVICES

      The charges for performing services not contemplated at the time of the execution of the execution of the Agreement or not specifically covered elsewhere in this proposal will be determined by appraisal in amounts commensurate with the service.

                                      20.

                                    EXHIBIT B

------------------------------------------ ------------------------------------ ----------------------------
                 SELLER                        INITIAL SHARE CERTIFICATE #       INITIAL NUMBER OF ESCROWED
                                                                                     SHARES/PERCENTAGE
                                                                                        OF AGGREGATE
------------------------------------------ ------------------------------------ ----------------------------
Elite Star Enterprises (Pte) Ltd.                                                7,600  /   20%
------------------------------------------ ------------------------------------ ----------------------------
Cher Lew Hiong James                                                             13,300 /   35%
------------------------------------------ ------------------------------------ ----------------------------
Chia Chiap Heng Basil                                                            6,840 /  18%
------------------------------------------ ------------------------------------ ----------------------------
Cher Lew Kwang Francis                                                           10,260 /  27%
------------------------------------------ ------------------------------------ ----------------------------



                                      21.

                                   EXHIBIT E

                         FORMS OF EMPLOYMENT AGREEMENT

17th November, 2000

Mr Cher Lew Hiong James
42A, Wan Tho Avenue,
Singapore 347604


Dear James

APPOINTMENT AS PRESIDENT

We are pleased to confirm the terms and conditions of your employment as President of Intec Technology (S) Pte Ltd (the "COMPANY") as follows:-

1.       DATE OF COMMENCEMENT

         Your employment with the Company shall commence on the date hereof and shall, subject to the provisions hereinafter contained on earlier termination, continue for a period of two years from such date and thereafter until terminated by either party giving to the other not less than six months' prior notice in writing so as to expire on or at any time after the end of the said two-year period or six months' salary in lieu thereof.

2.       DUTIES

2.1 As President of the Company, you undertake to faithfully and diligently perform and discharge such duties and exercise such powers in relation to the businesses of the Company and its related corporations (collectively, the "GROUP") or any of them as the Board of Directors of the Company shall from time to time assign to or vest in you.

2.2 In the discharge of your duties and in the exercise of your powers, you shall observe and comply with all rules, regulations, policies, procedures and directions from time to time made by the Company and use your best skills and endeavours and maintain at all times high standards of professionalism, integrity and efficiency to further the businesses and interests of the Group.

2.3 You shall devote the whole of your time and attention during normal business hours to the duties of your office and conform to such hours of work as may from time to time reasonably be required of you without being entitled to receive any remuneration for work performed outside normal business hours.

2.4 In pursuance of your duties hereunder, you shall be required from time to time to perform such services for the related corporations of the Company without further remuneration (unless otherwise agreed) and accept such offices in such offices in such related corporations as the Company may from time to time reasonably require.

3.       SALARY AND OTHER BENEFITS

3.1      During the continuance of your employment, you shall be paid:-

         (i) during the period commencing from the date hereof and ending on 31st May, 2001, a salary at the rate of S$9,800 per month; and

         (ii) commencing from 1st June, 2001, a salary at the rate of S$14,300 per month.

         Such monthly salary is based on your annual salary, which includes an annual wage supplement. Accordingly, you shall not be entitled to be paid any other annual wage supplement by the Company in addition to such salary. Such salary shall be payable monthly in arrears, on the last business day of each month. There shall however be deducted from your salary such amount in respect of your contribution to the Central Provident Fund, or any other amount the Company may be entitled to deduct or as may be required by law.

3.2 Your salary shall be subject to periodic review by the Company and adjusted at the discretion of the Company in accordance with your performance. Such review shall be conducted at least once during each year of your employment, generally in the month of February. The first adjustment of your salary, if any is made, will take effect on 1st March, 2002.

3.3      During the continuance of your employment:-

         (i) from the date hereof and ending on 31st May, 2001, you shall be entitled to a vehicle allowance of S$900 per month, payable together with your monthly salary; and

         (ii) commencing from 1st June, 2001, the Company shall provide you with the use of a motor car comparable in value to those provided by Metron Technology (Singapore) Pte Ltd to its executives of similar seniority. The Company shall reimburse you for all reasonable maintenance and running expenses, registration and insurance (including the cost of repairs in respect of such motor vehicle) upon such expenses and costs being duly vouched by written evidence, subject however to the regulations from time to time laid down by Metron Technology (Singapore) Pte Ltd in respect of such reimbursement and the use of company motor vehicles. You shall use the motor vehicle in a responsible and proper manner and shall not do or omit to do anything which might avoid, or preclude any claim under, any policy of insurance in respect of the vehicle. You shall use the motor vehicle for personal use only in accordance with the regulations from time to time laid down by the Company.

3.4 You shall be reimbursed all approved travelling expenses (other than travelling expenses incurred in Singapore), hotel expenses and other out-of-pocket expenses reasonably incurred by you in or about the discharge of your duties hereunder.

3.5 The Administrative Committee of the Metron Technology Employee Stock Option Plan (the "STOCK OPTION PLAN") has approved the grant to you, during the continuance of your employment, of options to purchase 8,800 shares of the Common Stock of Metron Technology N.V. pursuant to the Stock Option Plan. Such grant is subject in all respects to the terms of the grant and the terms of the Stock Option Plan, a copy of which has been provided to you.

4.       INCENTIVE BONUS

4.1      During the continuance of your employment, you shall be paid:-

         (i) on or before 31st December, 2000, a fixed bonus in the sum of S$29,400 and a sign-on bonus of not less than S$39,500; and

         (ii) on or before 31st July, 2001, the sum equivalent to 9 per cent. of the amount by which the consolidated pre-tax profits of the Company and its wholly-owned subsidiary, ECS Industries Sdn. Bhd., for the 12-month period ending on 31st May, 2001 exceeds S$1,250,000.

4.2 During the continuance of your employment, the Company may (but shall not obliged to) award you an annual bonus based on:-

         (i) the achievement by the Company of enumerated financial performance objectives (including, but not limited to, profit as a percentage of revenue ("return on sales") and profit as a percentage of assets ("return on assets")); and

         (ii) the achievement by the Company, or by you, as the case may be, of specific objectives agreed between the Company and you from time to time.

         In general, you can expect that, if any annual bonus is awarded, approximately 70 per cent. of such annual bonus will be based on paragraph (i) above and approximately 30 per cent. of such annual bonus will be based on paragraph (ii) above. The maximum amount of such annual bonus for any financial year (if awarded) will generally not exceed 40 per cent. of the sum equivalent to 12 times your monthly salary specified in Clause 3.1 above. The date of payment of such annual bonus (if awarded) shall generally be on or before 31st July of that year, but such date shall be determined solely by the Board of Directors.

5.       LEAVE

5.1      ANNUAL LEAVE

         (i)      You shall be entitled to annual leave as follows:-

                  (a) during the period commencing from the date hereof and ending on 31st May, 2001 - 21 working days; and

                  (b) for each financial year during the period commencing from 1st June, 2001 - the number of working days specified in column (2) below against the number of years of your service with the Company specified in column (1) below.

                           -----------------------------------------------
                                 (1)                          (2)
                           -----------------------------------------------
                           YEARS OF SERVICE         NUMBER OF WORKING DAYS
                           -----------------------------------------------
                                 1-3                          15
                           -----------------------------------------------
                                 4-5                          17
                           -----------------------------------------------
                                 6-10                         21
                           -----------------------------------------------
                             more than 10                     22
                           -----------------------------------------------

         (ii) Your leave shall be taken at such time or times as may be approved by Mr Russ Bird, Worldwide Director of Cleanroom Products of Metron Technology B.V.. Your leave entitlement shall be exclusive of Saturdays, Sundays and public holidays and shall be calculated on a financial year basis and should be fully consumed by the end of each financial year. If you are unable to clear your leave entitlement in any financial year (including, without limitation, your leave entitlement specified in sub-Clause 5.1(i)(a)), you may carry over a maximum of half of your annual leave entitlement in that financial year to the next financial year but you must inform the Board of Directors and any unused leave in excess half of your annual leave entitlement in that financial year shall be forfeited. Should you resign within a financial year, your entitlement shall be pro-rated accordingly and deductions against your salary shall be made for excess leave taken.

5.2      SICK LEAVE

         You are allowed paid sick leave not exceeding:-

         (i) 14 days in each financial year if no hospitalisation is necessary; and

         (ii) 60 days in each financial year if hospitalisation is necessary.

         Sick leave must be supported by a certificate issued by a registered medical practitioner.

5.3      COMPASSIONATE LEAVE

         Compassionate leave may be granted by the Company in accordance with the policies of the Company in force at the time such leave is granted.

6.       INSURANCE

         You shall be accommodated under the Company's insurance scheme for its senior executives and the Company shall be responsible for all premium payable under such scheme.

7.       INTELLECTUAL PROPERTY OWNERSHIP

7.1 The making, creation or discovery (or any participation thereof) of any Intellectual Property by you during the period of your employment by the Company (whether capable of being patented, registered or otherwise protected or not and created, made or discovered in the course of your employment) in connection with, or in any way affecting or relating to, the business of the Company or capable of being used or adapted for use therein or in connection therewith whether now or in the future, shall forthwith be disclosed to the Company and such Intellectual Property shall belong to and be the absolute property of the Company and shall not be disclosed or used by you for any purpose other than for the benefit of the Company.

7.2 You shall, if and whenever required so to do (whether during or after the termination of your employment), at the expense of the Company do such other acts, including the execution of all applications, documents, forms, authorisations, specifications, oaths, formal assignment documents and all other instruments which may be necessary or which the Company may deem necessary in any relevant country for securing, perfecting, completing or absolutely vesting full right, title and interest to the Intellectual Property in favour of the Company, its successors and assigns.

7.3 You hereby irrevocably appoint the Company as your attorney with full power to act in your name and on your behalf in fulfilling all of the obligations set out in sub-Clause 7.2 above as fully and effectually as you could do personally.

7.4 For the purpose of this Clause 7, "INTELLECTUAL PROPERTY" shall include, without limitation, patents, trade and service marks (whether registered or unregistered), registered or unregistered designs, utility models, copyrights (including design copyrights) applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to an invention, confidential information, know-how, and any research effort relating to any of the foregoing, business names whether registrable or not, moral rights, and any similar rights in any country.

8.       TERMINATION

8.1 Notwithstanding anything contained in this letter agreement to the contrary, your employment may be terminated forthwith by the Company by summary notice, without prejudice to any other right or remedy of the Company, if you shall at any time:-

         (i) commit any serious or persistent breach of any of the terms of your employment; or

         (ii) be guilty of any grave misconduct or wilful neglect or gross negligence in the discharge of your duties; or

         (iii) become bankrupt or make any arrangement or composition with your creditors; or

         (iv)     become of unsound mind; or

         (v)      be guilty of insobriety or dishonesty; or

         (vi) be discovered to have a criminal record or be convicted of any criminal offence involving dishonesty, fraud, violence or moral turpitude.

8.2      Your employment shall not, save as hereinbefore set out in sub-Clause
8.1 above, be subject to termination by notice or otherwise by either the Company or you prior to the expiry of the two-year period specified in Clause 1 of this letter agreement.

9.       EMPLOYEE'S OBLIGATIONS UPON TERMINATION

         Upon the termination of your employment hereunder for any reason whatsoever, you shall:-

         (i) immediately deliver up to the Company all documents (including correspondence, lists of clients, notes, memoranda, plans and other documents of whatsoever nature), accounts, records, programs, credit cards, keys and other items of whatsoever nature or description which may be in your possession or under your control which relates in any way to the business, finances or affairs of the Group and no copies of any such documents as aforesaid or any part thereof shall be retained by you. For the avoidance of doubt, it is hereby declared that the property and all such documents as aforesaid shall at all times be vested in the Company and/or the relevant member of the Group; and

         (ii) at any time thereafter forthwith upon the request of the Company resign without claims for compensation as a Director of the Company and from all other offices (if any) held by you in any member of the Group at the time of such request (to the extent any of such offices is held by you) and should you fail to do so the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign and do any documents or things which are required to give effect thereto.

10.      CONFLICTS OF DUTY

         You shall not, without the Company's prior written consent, during the continuance of your employment be engaged or interested either directly or indirectly in any capacity in any trade, business or occupation or in any manner take part in or lend your name, counsel or assistance to any person in any capacity whatsoever for any purpose which would or could reasonably expected to be competitive with the business(es) of the Group. In this Clause 10, the expression "OCCUPATION" shall include the holding of any public or private office which in the Company's opinion may hinder or otherwise interfere with the performance of your duties hereunder.


11.      CONFIDENTIALITY AND SECRECY

         You shall not, except as authorised or required by your duties, use, divulge or communicate to any person any trade secret or other confidential material or information relating to the business(es) of the Group or the Company's associated companies (or any of them), which have or may hereafter come to your knowledge during your employment. This restriction shall continue to apply after the termination of your employment without limit in point of time but shall cease to apply to information or knowledge which may have come into the public domain otherwise than through your unauthorised disclosure.

12.      NOTICES

         Notices must be given by letter or by fax addressed to, in the case of the Company, its registered office for the time being (with a copy to Metron Technology, 1350, Old Bayshore Highway, Suite 360, Burlingame, CA 94010-1812, United States of America) and, in your case, your last known address and any such notice, given by letter or fax, shall be deemed to have been given at the time at which the letter or fax would be delivered in the ordinary course of the post or transmission as the case may be.

13.      SURVIVAL

         The termination of your employment howsoever arising shall not affect such of the terms hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to the Company in respect of any breach or default by you.

14.      ENTIRE AGREEMENT

         This letter agreement is in substitution for all previous contracts of service between the Company and you (if any) which shall be deemed to have been terminated by mutual consent on the date on which this letter agreement shall be deemed to have commenced.

15.      GOVERNING LAW

         This letter agreement shall be governed by, and construed in accordance with, the laws of Singapore.

Please confirm your acceptance of the above terms and conditions of your employment by signing and returning to us the duplicate copy of this letter.


Yours faithfully
for and on behalf of
Intec Technology (S) Pte Ltd



--------------------
Gregory Claeys
Director



I hereby confirm my acceptance of the above terms and conditions of my employment.



--------------------
Cher Lew Hiong James

Date: 17th November, 2000

17th November, 2000

Mr Cher Lew Kwang Francis
103, Ah Hood Road,
#12-07,
Singapore 320103


Dear Francis

APPOINTMENT AS SENIOR OPERATIONS MANAGER, SOUTH ASIA CLEANROOM PRODUCTS

We are pleased to confirm the terms and conditions of your employment as Senior Operations Manager, South Asia Cleanroom Products of Intec Technology (S) Pte Ltd (the "COMPANY") as follows:-

1.       DATE OF COMMENCEMENT

         Your employment with the Company shall commence on the date hereof and shall, subject to the provisions hereinafter contained on earlier termination, continue for a period of two years from such date and thereafter until terminated by either party giving to the other not less than six months' prior notice in writing so as to expire on or at any time after the end of the said two-year period or six months' salary in lieu thereof.

2.       DUTIES

2.1 As Senior Operations Manager, South Asia Cleanroom Products of the Company, you undertake to faithfully and diligently perform and discharge such duties and exercise such powers in relation to the businesses of the Company and its related corporations (collectively, the "GROUP") or any of them as the Board of Directors of the Company shall from time to time assign to or vest in you.

2.2 In the discharge of your duties and in the exercise of your powers, you shall observe and comply with all rules, regulations, policies, procedures and directions from time to time made by the Company and use your best skills and endeavours and maintain at all times high standards of professionalism, integrity and efficiency to further the businesses and interests of the Group.

2.3 You shall devote the whole of your time and attention during normal business hours to the duties of your office and conform to such hours of work as may from time to time reasonably be required of you without being entitled to receive any remuneration for work performed outside normal business hours.

2.4 In pursuance of your duties hereunder, you shall be required from time to time to perform such services for the related corporations of the Company without further remuneration (unless otherwise agreed) and accept such offices in such offices in such related corporations as the Company may from time to time reasonably require.

3.       SALARY AND OTHER BENEFITS

3.1      During the continuance of your employment, you shall be paid:-

         (i) during the period commencing from the date hereof and ending on 31st May, 2001, a salary at the rate of S$7,520 per month; and

         (ii) commencing from 1st June, 2001, a salary at the rate of S$11,500 per month.

         Such monthly salary is based on your annual salary, which includes an annual wage supplement. Accordingly, you shall not be entitled to be paid any other annual wage supplement by the Company in addition to such salary. Such salary shall be payable monthly in arrears, on the last business day of each month. There shall however be deducted from your salary such amount in respect of your contribution to the Central Provident Fund, or any other amount the Company may be entitled to deduct or as may be required by law.

3.2 Your salary shall be subject to periodic review by the Company and adjusted at the discretion of the Company in accordance with your performance. Such review shall be conducted at least once during each year of your employment, generally in the month of February. The first adjustment of your salary, if any is made, will take effect on 1st March, 2002.

3.3 You shall be entitled to a vehicle allowance of S$900 per month, payable together with your monthly salary.

3.4 You shall be reimbursed all approved travelling expenses (other than travelling expenses incurred in Singapore), hotel expenses and other out-of-pocket expenses reasonably incurred by you in or about the discharge of your duties hereunder.

3.5 The Administrative Committee of the Metron Technology Employee Stock Option Plan (the "STOCK OPTION PLAN") has approved the grant to you, during the continuance of your employment, of options to purchase 8,000 shares of the Common Stock of Metron Technology N.V. pursuant to the Stock Option Plan. Such grant is subject in all respects to the terms of the grant and the terms of the Stock Option Plan, a copy of which has been provided to you.

4.       INCENTIVE BONUS

4.1      During the continuance of your employment, you shall be paid:-

         (i) on or before 31st December, 2000, a fixed bonus in the sum of S$22,560 and a sign-on bonus of not less than S$26,000; and

         (ii) on or before 31st July, 2001, the sum equivalent to 6 per cent. of the amount by which the consolidated pre-tax profits of the Company and its wholly-owned subsidiary, ECS Industries Sdn. Bhd., for the 12-month period ending on 31st May, 2001 exceeds S$1,250,000.

4.2 During the continuance of your employment, the Company may (but shall not obliged to) award you an annual bonus based on:-

         (i) the achievement by the Company of enumerated financial performance objectives (including, but not limited to, profit as a percentage of revenue ("return on sales") and profit as a percentage of assets ("return on assets")); and

         (ii) the achievement by the Company, or by you, as the case may be, of specific objectives agreed between the Company and you from time to time.

         In general, you can expect that, if any annual bonus is awarded, approximately 70 per cent. of such annual bonus will be based on paragraph (i) above and approximately 30 per cent. of such annual bonus will be based on paragraph (ii) above. The maximum amount of such annual bonus for any financial year (if awarded) will generally not exceed 40 per cent. of the sum equivalent to 12 times your monthly salary specified in Clause 3.1 above. The date of payment of such annual bonus (if awarded) shall generally be on or before 31st July of that year, but such date shall be determined solely by the Board of Directors.

5.       LEAVE

5.1      ANNUAL LEAVE

         (i)      You shall be entitled to annual leave as follows:-

                  (a) during the period commencing from the date hereof and ending on 31st May, 2001 - 23 working days; and

                  (b) for each financial year during the period commencing from 1st June, 2001 - the number of working days specified in column (2) below against the number of years of your service with the Company specified in column (1) below.

                           -----------------------------------------------
                                 (1)                         (2)
                           -----------------------------------------------
                           YEARS OF SERVICE         NUMBER OF WORKING DAYS
                           -----------------------------------------------
                                 1-3                          15
                           -----------------------------------------------
                                 4-5                          17
                           -----------------------------------------------
                                 6-10                         21
                           -----------------------------------------------
                             more than 10                     22
                           -----------------------------------------------

         (ii) Your leave shall be taken at such time or times as may be approved by Mr Cher Lew Hiong James, President of the Company. Your leave entitlement shall be exclusive of Saturdays, Sundays and public holidays and shall be calculated on a financial year basis and should be fully consumed by the end of each financial year. If you are unable to clear your leave entitlement in any financial year (including, without limitation, your leave entitlement specified in sub-Clause 5.1(i)(a)), you may carry over a maximum of half of your annual leave entitlement in that financial year to the next financial year but you must inform the Board of Directors and any unused leave in excess half of your annual leave entitlement in that financial year shall be forfeited. Should you resign within a financial year, your entitlement shall be pro-rated accordingly and deductions against your salary shall be made for excess leave taken.

5.2      SICK LEAVE

         You are allowed paid sick leave not exceeding:-

         (i) 14 days in each financial year if no hospitalisation is necessary; and

         (ii) 60 days in each financial year if hospitalisation is necessary.

         Sick leave must be supported by a certificate issued by a registered medical practitioner.

5.3      COMPASSIONATE LEAVE

         Compassionate leave may be granted by the Company in accordance with the policies of the Company in force at the time such leave is granted.

6.       INSURANCE

         You shall be accommodated under the Company's insurance scheme for its senior executives and the Company shall be responsible for all premium payable under such scheme.

7.       INTELLECTUAL PROPERTY OWNERSHIP

7.1 The making, creation or discovery (or any participation thereof) of any Intellectual Property by you during the period of your employment by the Company (whether capable of being patented, registered or otherwise protected or not and created, made or discovered in the course of your employment) in connection with, or in any way affecting or relating to, the business of the Company or capable of being used or adapted for use therein or in connection therewith whether now or in the future, shall forthwith be disclosed to the Company and such Intellectual Property shall belong to and be the absolute property of the Company and shall not be disclosed or used by you for any purpose other than for the benefit of the Company.

7.2 You shall, if and whenever required so to do (whether during or after the termination of your employment), at the expense of the Company do such other acts, including the execution of all applications, documents, forms, authorisations, specifications, oaths, formal assignment documents and all other instruments which may be necessary or which the Company may deem necessary in any relevant country for securing, perfecting, completing or absolutely vesting full right, title and interest to the Intellectual Property in favour of the Company, its successors and assigns.

7.3 You hereby irrevocably appoint the Company as your attorney with full power to act in your name and on your behalf in fulfilling all of the obligations set out in sub-Clause 7.2 above as fully and effectually as you could do personally.

7.4 For the purpose of this Clause 7, "INTELLECTUAL PROPERTY" shall include, without limitation, patents, trade and service marks (whether registered or unregistered), registered or unregistered designs, utility models, copyrights (including design copyrights) applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to an invention, confidential information, know-how, and any research effort relating to any of the foregoing, business names whether registrable or not, moral rights, and any similar rights in any country.

8.       TERMINATION

8.1 Notwithstanding anything contained in this letter agreement to the contrary, your employment may be terminated forthwith by the Company by summary notice, without prejudice to any other right or remedy of the Company, if you shall at any time:-

         (i) commit any serious or persistent breach of any of the terms of your employment; or

         (ii) be guilty of any grave misconduct or wilful neglect or gross negligence in the discharge of your duties; or

         (iii) become bankrupt or make any arrangement or composition with your creditors; or

         (iv)     become of unsound mind; or

         (v)      be guilty of insobriety or dishonesty; or

         (vi) be discovered to have a criminal record or be convicted of any criminal offence involving dishonesty, fraud, violence or moral turpitude.

8.2      Your employment shall not, save as hereinbefore set out in sub-Clause
8.1 above, be subject to termination by notice or otherwise by either the Company or you prior to the expiry of the two-year period specified in Clause 1 of this letter agreement.

9.       EMPLOYEE'S OBLIGATIONS UPON TERMINATION

         Upon the termination of your employment hereunder for any reason whatsoever, you shall:-

         (i) immediately deliver up to the Company all documents (including correspondence, lists of clients, notes, memoranda, plans and other documents of whatsoever nature), accounts, records, programs, credit cards, keys and other items of whatsoever nature or description which may be in your possession or under your control which relates in any way to the business, finances or affairs of the Group and no copies of any such documents as aforesaid or any part thereof shall be retained by you. For the avoidance of doubt, it is hereby declared that the property and all such documents as aforesaid shall at all times be vested in the Company and/or the relevant member of the Group; and

         (ii) at any time thereafter forthwith upon the request of the Company resign without claims for compensation as a Director of the Company (if applicable) and from all other offices (if any) held by you in any member of the Group at the time of such request (to the extent any of such offices is held by you) and should you fail to do so the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign and do any documents or things which are required to give effect thereto.

10.      CONFLICTS OF DUTY

         You shall not, without the Company's prior written consent, during the continuance of your employment be engaged or interested either directly or indirectly in any capacity in any trade, business or occupation or in any manner take part in or lend your name, counsel or assistance to any person in any capacity whatsoever for any purpose which would or could reasonably expected to be competitive with the business(es) of the Group. In this Clause 10, the expression "OCCUPATION" shall include the holding of any public or private office which in the Company's opinion may hinder or otherwise interfere with the performance of your duties hereunder.

11.      CONFIDENTIALITY AND SECRECY

         You shall not, except as authorised or required by your duties, use, divulge or communicate to any person any trade secret or other confidential material or information relating to the business(es) of the Group or the Company's associated companies (or any of them), which have or may hereafter come to your knowledge during your employment. This restriction shall continue to apply after the termination of your employment without limit in point of time but shall cease to apply to information or knowledge which may have come into the public domain otherwise than through your unauthorised disclosure.

12.      NOTICES

         Notices must be given by letter or by fax addressed to, in the case of the Company, its registered office for the time being (with a copy to Metron Technology, 1350, Old Bayshore Highway, Suite 360, Burlingame, CA 94010-1812, United States of America) and, in your case, your last known address and any such notice, given by letter or fax, shall be deemed to have been given at the time at which the letter or fax would be delivered in the ordinary course of the post or transmission as the case may be.

13.      SURVIVAL

         The termination of your employment howsoever arising shall not affect such of the terms hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to the Company in respect of any breach or default by you.

14.      ENTIRE AGREEMENT

         This letter agreement is in substitution for all previous contracts of service between the Company and you (if any) which shall be deemed to have been terminated by mutual consent on the date on which this letter agreement shall be deemed to have commenced.

15.      GOVERNING LAW

         This letter agreement shall be governed by, and construed in accordance with, the laws of Singapore.

Please confirm your acceptance of the above terms and conditions of your employment by signing and returning to us the duplicate copy of this letter.


Yours faithfully
for and on behalf of
Intec Technology (S) Pte Ltd



----------------------
Cher Lew Hiong James
President and Director



I hereby confirm my acceptance of the above terms and conditions of my employment.



----------------------
Cher Lew Kwang Francis

Date: 17th November, 2000

17th November, 2000

Mr Chia Chiap Heng Basil
485, Yio Chu Kang Road,
#04-07,
Singapore 787058


Dear Basil

APPOINTMENT AS SENIOR SALES MANAGER, SOUTH ASIA CLEANROOM PRODUCTS

We are pleased to confirm the terms and conditions of your employment as Senior Sales Manager, South Asia Cleanroom Products of Intec Technology (S) Pte Ltd (the "COMPANY") as follows:-

1.       DATE OF COMMENCEMENT

         Your employment with the Company shall commence on the date hereof and shall, subject to the provisions hereinafter contained on earlier termination, continue for a period of two years from such date and thereafter until terminated by either party giving to the other not less than six months' prior notice in writing so as to expire on or at any time after the end of the said two-year period or six months' salary in lieu thereof.

2.       DUTIES

2.1 As Senior Sales Manager, South Asia Cleanroom Products of the Company, you undertake to faithfully and diligently perform and discharge such duties and exercise such powers in relation to the businesses of the Company and its related corporations (collectively, the "GROUP") or any of them as the Board of Directors of the Company shall from time to time assign to or vest in you.

2.2 In the discharge of your duties and in the exercise of your powers, you shall observe and comply with all rules, regulations, policies, procedures and directions from time to time made by the Company and use your best skills and endeavours and maintain at all times high standards of professionalism, integrity and efficiency to further the businesses and interests of the Group.

2.3 You shall devote the whole of your time and attention during normal business hours to the duties of your office and conform to such hours of work as may from time to time reasonably be required of you without being entitled to receive any remuneration for work performed outside normal business hours.

2.4 In pursuance of your duties hereunder, you shall be required from time to time to perform such services for the related corporations of the Company without further remuneration (unless otherwise agreed) and accept such offices in such offices in such related corporations as the Company may from time to time reasonably require.

3.       SALARY AND OTHER BENEFITS

3.1      During the continuance of your employment, you shall be paid:-

         (i) during the period commencing from the date hereof and ending on 31st May, 2001, a salary at the rate of S$6,800 per month; and

         (ii) commencing from 1st June, 2001, a salary at the rate of S$10,800 per month.

         Such monthly salary is based on your annual salary, which includes an annual wage supplement. Accordingly, you shall not be entitled to be paid any other annual wage supplement by the Company in addition to such salary. Such salary shall be payable monthly in arrears, on the last business day of each month. There shall however be deducted from your salary such amount in respect of your contribution to the Central Provident Fund, or any other amount the Company may be entitled to deduct or as may be required by law.

3.2 Your salary shall be subject to periodic review by the Company and adjusted at the discretion of the Company in accordance with your performance. Such review shall be conducted at least once during each year of your employment, generally in the month of February. The first adjustment of your salary, if any is made, will take effect on 1st March, 2002.

3.3 You shall be entitled to a vehicle allowance of S$900 per month, payable together with your monthly salary.

3.4 You shall be reimbursed all approved travelling expenses (other than travelling expenses incurred in Singapore), hotel expenses and other out-of-pocket expenses reasonably incurred by you in or about the discharge of your duties hereunder.

3.5 The Administrative Committee of the Metron Technology Employee Stock Option Plan (the "STOCK OPTION PLAN") has approved the grant to you, during the continuance of your employment, of options to purchase 7,000 shares of the Common Stock of Metron Technology N.V. pursuant to the Stock Option Plan. Such grant is subject in all respects to the terms of the grant and the terms of the Stock Option Plan, a copy of which has been provided to you.

4.       INCENTIVE BONUS

4.1      During the continuance of your employment, you shall be paid:-

         (i) on or before 31st December, 2000, a fixed bonus in the sum of S$20,400 and a sign-on bonus of not less than S$19,000; and

         (ii) on or before 31st July, 2001, the sum equivalent to 5 per cent. of the amount by which the consolidated pre-tax profits of the Company and its wholly-owned subsidiary, ECS Industries Sdn. Bhd., for the 12-month period ending on 31st May, 2001 exceeds S$1,250,000.

4.2 During the continuance of your employment, the Company may (but shall not obliged to) award you an annual bonus based on:-

         (i) the achievement by the Company of enumerated financial performance objectives (including, but not limited to, profit as a percentage of revenue ("return on sales") and profit as a percentage of assets ("return on assets")); and

         (ii) the achievement by the Company, or by you, as the case may be, of specific objectives agreed between the Company and you from time to time.

         In general, you can expect that, if any annual bonus is awarded, approximately 70 per cent. of such annual bonus will be based on paragraph (i) above and approximately 30 per cent. of such annual bonus will be based on paragraph (ii) above. The maximum amount of such annual bonus for any financial year (if awarded) will generally not exceed 40 per cent. of the sum equivalent to 12 times your monthly salary specified in Clause 3.1 above. The date of payment of such annual bonus (if awarded) shall generally be on or before 31st July of that year, but such date shall be determined solely by the Board of Directors.

5.       LEAVE

5.1      ANNUAL LEAVE

         (i)      You shall be entitled to annual leave as follows:-

                  (a) during the period commencing from the date hereof and ending on 31st May, 2001 - 23 working days; and

                  (b) for each financial year during the period commencing from 1st June, 2001 - the number of working days specified in column (2) below against the number of years of your service with the Company specified in column (1) below.

                           -----------------------------------------------
                                 (1)                          (2)
                           -----------------------------------------------
                           YEARS OF SERVICE         NUMBER OF WORKING DAYS
                           -----------------------------------------------
                                 1-3                          15
                           -----------------------------------------------
                                 4-5                          17
                           -----------------------------------------------
                                 6-10                         21
                           -----------------------------------------------
                             more than 10                     22
                           -----------------------------------------------

         (ii) Your leave shall be taken at such time or times as may be approved by Mr Cher Lew Hiong James, President of the Company. Your leave entitlement shall be exclusive of Saturdays, Sundays and public holidays and shall be calculated on a financial year basis and should be fully consumed by the end of each financial year. If you are unable to clear your leave entitlement in any financial year (including, without limitation, your leave entitlement specified in sub-Clause 5.1(i)(a)), you may carry over a maximum of half of your annual leave entitlement in that financial year to the next financial year but you must inform the Board of Directors and any unused leave in excess half of your annual leave entitlement in that financial year shall be forfeited. Should you resign within a financial year, your entitlement shall be pro-rated accordingly and deductions against your salary shall be made for excess leave taken.

5.2      SICK LEAVE

         You are allowed paid sick leave not exceeding:-

         (i) 14 days in each financial year if no hospitalisation is necessary; and

         (ii) 60 days in each financial year if hospitalisation is necessary.

         Sick leave must be supported by a certificate issued by a registered medical practitioner.

5.3      COMPASSIONATE LEAVE

         Compassionate leave may be granted by the Company in accordance with the policies of the Company in force at the time such leave is granted.

6.       INSURANCE

         You shall be accommodated under the Company's insurance scheme for its senior executives and the Company shall be responsible for all premium payable under such scheme.

7.       INTELLECTUAL PROPERTY OWNERSHIP

7.1 The making, creation or discovery (or any participation thereof) of any Intellectual Property by you during the period of your employment by the Company (whether capable of being patented, registered or otherwise protected or not and created, made or discovered in the course of your employment) in connection with, or in any way affecting or relating to, the business of the Company or capable of being used or adapted for use therein or in connection therewith whether now or in the future, shall forthwith be disclosed to the Company and such Intellectual Property shall belong to and be the absolute property of the Company and shall not be disclosed or used by you for any purpose other than for the benefit of the Company.

7.2 You shall, if and whenever required so to do (whether during or after the termination of your employment), at the expense of the Company do such other acts, including the execution of all applications, documents, forms, authorisations, specifications, oaths, formal assignment documents and all other instruments which may be necessary or which the Company may deem necessary in any relevant country for securing, perfecting, completing or absolutely vesting full right, title and interest to the Intellectual Property in favour of the Company, its successors and assigns.

7.3 You hereby irrevocably appoint the Company as your attorney with full power to act in your name and on your behalf in fulfilling all of the obligations set out in sub-Clause 7.2 above as fully and effectually as you could do personally.

7.4 For the purpose of this Clause 7, "INTELLECTUAL PROPERTY" shall include, without limitation, patents, trade and service marks (whether registered or unregistered), registered or unregistered designs, utility models, copyrights (including design copyrights) applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to an invention, confidential information, know-how, and any research effort relating to any of the foregoing, business names whether registrable or not, moral rights, and any similar rights in any country.

8.       TERMINATION

8.1 Notwithstanding anything contained in this letter agreement to the contrary, your employment may be terminated forthwith by the Company by summary notice, without prejudice to any other right or remedy of the Company, if you shall at any time:-

         (i) commit any serious or persistent breach of any of the terms of your employment; or

         (ii) be guilty of any grave misconduct or wilful neglect or gross negligence in the discharge of your duties; or

         (iii) become bankrupt or make any arrangement or composition with your creditors; or

         (iv)     become of unsound mind; or

         (v)      be guilty of insobriety or dishonesty; or

         (vi) be discovered to have a criminal record or be convicted of any criminal offence involving dishonesty, fraud, violence or moral turpitude.

8.2      Your employment shall not, save as hereinbefore set out in sub-Clause
8.1 above, be subject to termination by notice or otherwise by either the Company or you prior to the expiry of the two-year period specified in Clause 1 of this letter agreement.

9.       EMPLOYEE'S OBLIGATIONS UPON TERMINATION

         Upon the termination of your employment hereunder for any reason whatsoever, you shall:-

         (i) immediately deliver up to the Company all documents (including correspondence, lists of clients, notes, memoranda, plans and other documents of whatsoever nature), accounts, records, programs, credit cards, keys and other items of whatsoever nature or description which may be in your possession or under your control which relates in any way to the business, finances or affairs of the Group and no copies of any such documents as aforesaid or any part thereof shall be retained by you. For the avoidance of doubt, it is hereby declared that the property and all such documents as aforesaid shall at all times be vested in the Company and/or the relevant member of the Group; and

         (ii) at any time thereafter forthwith upon the request of the Company resign without claims for compensation as a Director of the Company (if applicable) and from all other offices (if any) held by you in any member of the Group at the time of such request (to the extent any of such offices is held by you) and should you fail to do so the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign and do any documents or things which are required to give effect thereto.

10.      CONFLICTS OF DUTY

         You shall not, without the Company's prior written consent, during the continuance of your employment be engaged or interested either directly or indirectly in any capacity in any trade, business or occupation or in any manner take part in or lend your name, counsel or assistance to any person in any capacity whatsoever for any purpose which would or could reasonably expected to be competitive with the business(es) of the Group. In this Clause 10, the expression "OCCUPATION" shall include the holding of any public or private office which in the Company's opinion may hinder or otherwise interfere with the performance of your duties hereunder.

11.      CONFIDENTIALITY AND SECRECY

         You shall not, except as authorised or required by your duties, use, divulge or communicate to any person any trade secret or other confidential material or information relating to the business(es) of the Group or the Company's associated companies (or any of them), which have or may hereafter come to your knowledge during your employment. This restriction shall continue to apply after the termination of your employment without limit in point of time but shall cease to apply to information or knowledge which may have come into the public domain otherwise than through your unauthorised disclosure.

12.      NOTICES

         Notices must be given by letter or by fax addressed to, in the case of the Company, its registered office for the time being (with a copy to Metron Technology, 1350, Old Bayshore Highway, Suite 360, Burlingame, CA 94010-1812, United States of America) and, in your case, your last known address and any such notice, given by letter or fax, shall be deemed to have been given at the time at which the letter or fax would be delivered in the ordinary course of the post or transmission as the case may be.

13.      SURVIVAL

         The termination of your employment howsoever arising shall not affect such of the terms hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to the Company in respect of any breach or default by you.

14.      ENTIRE AGREEMENT

         This letter agreement is in substitution for all previous contracts of service between the Company and you (if any) which shall be deemed to have been terminated by mutual consent on the date on which this letter agreement shall be deemed to have commenced.

15.      GOVERNING LAW

         This letter agreement shall be governed by, and construed in accordance with, the laws of Singapore.

Please confirm your acceptance of the above terms and conditions of your employment by signing and returning to us the duplicate copy of this letter.


Yours faithfully
for and on behalf of
Intec Technology (S) Pte Ltd



---------------------
Cher Lew Hiong James
President and Director



I hereby confirm my acceptance of the above terms and conditions of my employment.



---------------------
Chia Chiap Heng Basil

Date: 17th November, 2000

                                    EXHIBIT F

                        FORM OF NONCOMPETITION AGREEMENT


      THIS NONCOMPETITION AGREEMENT is being executed and delivered as of November 17, 2000 by ______________ (the "Shareholder") in favor of, and for the benefit of Metron Technology N.V., a corporation organized under the laws of the Netherlands ("MTNV"); Intec Technology (S) Pte Ltd., a private company limited by shares incorporated under the laws of Singapore ("Intec"); and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section XIX.

                                    RECITALS

     A. As a shareholder, director and employee of Intec, the Shareholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of Intec and its subsidiaries. (Intec and its subsidiaries are referred to collectively herein as the "Acquired Companies.")

     B. Pursuant to a Stock Purchase Agreement dated as of November 17, 2000 among MTNV, the Shareholder and the other shareholders of Intec (the "Stock Purchase Agreement"), Intec's shareholders are selling all of the issued shares in the capital of Intec to MTNV contemporaneously with the execution and delivery of this Noncompetition Agreement. As a result of MTNV's acquisition of all of the issued shares in the capital of Intec, the Acquired Companies will become subsidiaries of MTNV.

     C. In connection with the acquisition by MTNV of all of the issued shares in the capital of Intec pursuant to the Stock Purchase Agreement (and as a condition to the consummation of such acquisition), and to enable MTNV to secure more fully the benefits of such acquisition, MTNV has required that the Shareholder enter into this Noncompetition Agreement; and the Shareholder is entering into this Noncompetition Agreement in order to induce MTNV to consummate the acquisition contemplated by the Stock Purchase Agreement.

     D. Intec and the Shareholder are executing an Employment Agreement (the "Employment Agreement") contemporaneously with the execution and delivery of this Noncompetition Agreement. Pursuant to the Employment Agreement, the Shareholder will become a key employee of Intec and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of MTNV and the Acquired Companies.

     E. MTNV and the Acquired Companies have conducted and are conducting their respective businesses on a national and international basis.

                                       1.

                                    AGREEMENT

      In order to induce MTNV to consummate the transactions contemplated by the Stock Purchase Agreement, and for other good and valuable consideration, the Shareholder agrees as follows:

I. RESTRICTION ON COMPETITION. The Shareholder agrees that, during the Noncompetition Period, the Shareholder shall not, and shall not permit any of his Affiliates to:

          (a) engage directly or indirectly in Competition in any Restricted Territory; or

          (b) directly or indirectly be or become an officer, director, shareholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

      PROVIDED, HOWEVER, that the Shareholder may, without violating this
Section I, own, as a passive investment, shares in the capital of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established internationally recognized securities market, and (ii) the number of shares of such corporation's capital that are owned beneficially (directly or indirectly) by the Shareholder and the number of shares of such corporation's capital that are owned beneficially (directly or indirectly) by the Shareholder's Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital outstanding.

II. NO HIRING OR SOLICITATION OF EMPLOYEES. The Shareholder agrees that, during the Noncompetition Period, the Shareholder shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with MTNV, any of the Acquired Companies or any of MTNV's other subsidiaries. (For purposes of this Section II, "Specified Employee" shall mean any individual who
      (i) is or was a managerial or executive employee of any of the Acquired Companies on the date of this Noncompetition Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and
      (ii) remains or becomes an employee of MTNV, any of the Acquired Companies or any of MTNV's other subsidiaries on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.)

III. CONFIDENTIALITY. The Shareholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than MTNV or Intec), except in the performance of his obligations under the Employment Agreement; (b) use any Confidential Information for any purpose, except in the performance of his obligations under the Employment Agreement; or


                                       2.

      (c) use any Confidential Information for the benefit of any Person (other than MTNV or Intec).

IV. REPRESENTATIONS AND WARRANTIES. The Shareholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Shareholder or any of his Affiliates is or may be bound, or (ii) any law, rule or regulation. The Shareholder's representations and warranties shall survive the expiration of the Noncompetition Period for a period of eighteen months thereafter.

V. SPECIFIC PERFORMANCE. The Shareholder acknowledges and agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Noncompetition Agreement, each of MTNV, Intec and the other Indemnitees may suffer immediate and irrevocable harm for which damages would be an inadequate remedy, and accordingly each of MTNV, Intec and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Shareholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
      Section V, and the Shareholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

VI. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Shareholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises out of or by virtue of, or relates to (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

VII. NON-EXCLUSIVITY. The rights and remedies of MTNV, Intec and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of MTNV, Intec and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Shareholder under

                                       3.

      this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Shareholder's obligations, or the rights or remedies of MTNV, Intec or any of the other Indemnitees, under the Stock Purchase Agreement or the Employment Agreement; and nothing in the Stock Purchase Agreement or the Employment Agreement shall limit any of the Shareholder's obligations, or any of the rights or remedies of MTNV, Intec, or any of the other Indemnitees, under this Noncompetition Agreement.

VIII. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

IX.   GOVERNING LAW; VENUE.

          (c) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of Singapore (without giving effect to principles of conflicts of laws).

          (d) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any court located in Singapore. The Shareholder:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each court located in Singapore, in connection with any such legal proceeding;

               (ii) agrees that service of any process, summons, notice or document by mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

               (iii) agrees that each court located in Singapore shall be deemed to be a convenient forum; and

               (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in Singapore, any claim


                                       4.

      that the Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

      Nothing contained in this Section IX shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Shareholder in any other forum or jurisdiction.

X. WAIVER. No failure on the part of MTNV, Intec or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of MTNV, Intec or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

XI. SUCCESSORS AND ASSIGNS. Each of MTNV, Intec and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any of its subsidiaries or successors without obtaining the consent or approval of the Shareholder or of any other Person, provided that such subsidiary or successor has succeeded to substantially all of the business of Intec. This Noncompetition Agreement shall be binding upon the Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of MTNV, Intec and the other Indemnitees.

XII. FURTHER ASSURANCES. The Shareholder shall (at the Shareholder's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the Shareholder's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

XIII. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

XIV. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition


                                       5.

      Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

XV. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

XVI. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of the Shareholder under this Noncompetition Agreement (including his obligations under Sections III, VI and XII) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Shareholder of any obligation or liability arising from any prior breach by the Shareholder of any provision of this Noncompetition Agreement.

XVII. OBLIGATIONS ABSOLUTE. The Shareholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of MTNV, Intec, any other Indemnitee or any other Person) of any provision of the Stock Purchase Agreement, the Employment Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of MTNV, Intec, any other Indemnitee or any other Person.

XVIII.AMENDMENT. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Shareholder, MTNV and Intec (or any successor or permitted assign of MTNV or Intec).

XIX.  DEFINED TERMS. For purposes of this Noncompetition Agreement:

            (a) "AFFILIATE" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

            (b) "COMPETING PRODUCT" means any: (i) contamination control product (including, without limitation, clean room garments) that has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed (including, without limitation, export and import), resold, licensed, sublicensed, financed or rented by or on behalf of any of MTNV, MTNV's subsidiaries or the Acquired Companies or any other Affiliate under MTNV's


                                       6.

Control (or any predecessor thereof) at any time on or prior to the date of the termination of Shareholder's employment with any of the Acquired Companies.

            (c) "COMPETING SERVICE" means any service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution (including, without limitation, export and import), resale, licensing, sublicensing, financing or renting of any Competing Product.

            (d)   A Person shall be deemed to be engaged in "COMPETITION" if:
(a) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution (including, without limitation, export and import), resale, licensing, sublicensing, financing, leasing, subleasing or renting of any Competing Product; or (b) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

            (e) "CONFIDENTIAL INFORMATION" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to MTNV, any of the Acquired Companies or any of MTNV's other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of MTNV, any of the Acquired Companies or any of MTNV's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); PROVIDED, HOWEVER, that "Confidential Information" shall not be deemed to include information of Intec that was already publicly known and in the public domain prior to the time of its initial disclosure to the Shareholder.

            (f) "CONTROL" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management of an entity (whether through the ownership of securities, by contract or otherwise).

            (g) "INDEMNITEES" shall mean: (i) MTNV; (ii) the Acquired Companies; (iii) any Affiliates under MTNV's Control; and (iv) any successor or permitted assign thereof.

            (h) "NONCOMPETITION PERIOD" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the later of (i) the third anniversary of the date of this Noncompetition Agreement or (ii) eighteen months after the date of the termination of the Shareholder's employment with Intec or its subsidiaries.

            (i) "PERSON" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.


                                       7.

            (j) "RESTRICTED TERRITORY" means each of Republic of Singapore, Malaysia, Republic of Indonesia, Kingdom of Thailand, Republic of the Philippines, Democratic Socialist Republic of Sri Lanka, Republic of India, People's Republic of China, Democratic People's Republic of Korea, Republic of Korea and Taiwan (including, without limitation, each of the states, prefectures, provinces or similar political subdivisions of such countries), and each territory, protectorate or dependency thereof.


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                                       8.

      IN WITNESS WHEREOF, the Shareholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                              [NAME OF SHAREHOLDER]




                              Address:________________________________

                              Telephone No.:


Acknowledged and agreed:

METRON TECHNOLOGY N.V.

By:_____________________________
Its:


By:_____________________________
Its:

INTEC TECHNOLOGY (S) PTE. LTD.


By:_____________________________
Its:



                                       9.